UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒           Definitive Proxy Statement

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☐           Soliciting Material Under Rule 14a-12

FALCONSTOR SOFTWARE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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FALCONSTOR SOFTWARE, INC.
_______________________

April 5, 2010

To Our Stockholders:

We invite you to attend our annual stockholders’ meeting on Thursday, May 6, 2010 at our worldwide headquarters located at 2 Huntington Quadrangle, Suite 2S01, Melville, New York, at 9:00 a.m.

At the meeting, you will hear an update on our operations, have a chance to meet our directors and executives, and you will be asked to elect two directors, to approve a new equity compensation plan for our outside directors, and to ratify the appointment of our independent registered public accounting firm. Your Board of Directors recommends a vote “FOR” each of the nominees and proposals.

This booklet includes a formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and gives personal information about our director nominees.

Only stockholders of record at the close of business on March 19, 2010 will be entitled to vote at the annual meeting. Even if you only own a few shares, we want your shares to be represented at the annual meeting. I urge you to complete, sign, date, and return your proxy card promptly in the enclosed envelope.

Sincerely yours,

ReiJane Huai
Chairman and Chief Executive Officer

FALCONSTOR SOFTWARE, INC.

2 Huntington Quadrangle

Melville, NY 11747
_________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 6, 2010
________________
To Our Stockholders:

The 2010 Annual Meeting of Stockholders (“Annual Meeting”) of FalconStor Software, Inc. (the “Company”), a Delaware corporation, will be held at the Company’s headquarters at 2 Huntington Quadrangle, Suite 2S01, Melville, New York, commencing at 9:00 a.m. (EDT) on Thursday, May 6, 2010, to consider and to vote on the following matters described in this notice and the accompanying Proxy Statement:

1)	To elect two directors to the Company’s Board of Directors to three-year terms and until the directors’ successors are elected and qualified;

2)	To approve the FalconStor Software 2010 Outside Directors Equity Compensation Plan;

3)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2010; and

4)	Any other matters that properly come before the meeting.

At the Annual Meeting, the Company intends to nominate ReiJane Huai and Barry Rubenstein for election to the Board of Directors. Mr. Huai and Mr. Rubenstein are currently members of the Company’s Board of Directors. For more information concerning Mr. Huai and Mr. Rubenstein, please see the Proxy Statement.

The Board of Directors has fixed the close of business on March 19, 2010 as the record date for determination of stockholders entitled to vote at the Annual Meeting or any adjournment thereof, and only record holders of common stock at the close of business on that day will be entitled to vote. At the record date, 45,372,861 shares of common stock were outstanding.

To assure representation at the annual meeting, stockholders are urged to return a proxy as promptly as possible by signing, dating and returning the enclosed proxy card in the enclosed postage-prepaid envelope.  Any stockholder attending the annual meeting may vote in person even if he or she previously returned a proxy.

If you plan to attend the Annual Meeting in person, we would appreciate your response by indicating so when returning the proxy.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 6, 2010.  The proxy statement and the annual report to security holders are available at http://proxy.falconstor.com.

By Order of the Board of Directors,

Seth R. Horowitz
Secretary

Melville, NY
April 5, 2010

FALCONSTOR SOFTWARE, INC.
2 Huntington Quadrangle
Melville, New York 11747
_________________

2010 PROXY STATEMENT

GENERAL INFORMATION

This proxy statement contains information related to the annual meeting of stockholders of FalconStor Software, Inc., to be held on Thursday, May 6, 2010, beginning at 9:00 a.m. (EDT), at the Company’s headquarters at 2 Huntington Quadrangle, Suite 2S01, Melville, New York, and at any postponements or adjournments thereof.

ABOUT THE MEETING

What is the Purpose of the Annual Meeting

At the Company’s annual meeting, stockholders will hear an update on the Company’s operations, have a chance to meet some of its directors and executives and will act on the following matters:

1)	To elect two directors to the Company’s Board of Directors to three-year terms and until the directors’ successors are elected and qualified;

2)	To approve the FalconStor Software 2010 Outside Directors Equity Compensation Plan;

3)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2010; and

4)	Any other matters that properly come before the meeting.

Who May Vote; Date of Mailing

Stockholders of FalconStor Software, Inc., as recorded in our stock register on March 19, 2010 (the “Record Date”), may vote at the meeting. As of this date, we had 45,372,861 shares of common stock eligible to vote. We have only one class of voting shares. All shares in this class have equal voting rights of one vote per share. It is anticipated that this Proxy Statement will be mailed to stockholders on or about April 5, 2010.

How to Vote

You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

How Proxies Work

Our Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for or against the proposals or abstain from voting.

Proxies submitted will be voted by the individuals named on the proxy card in the manner you indicate. If you give us your proxy but do not specify how you want your shares voted, they will be voted in accordance with the Board of Directors recommendations, i.e., in favor of our director nominees, in favor of the 2010 Outside Directors Equity Compensation Plan, and in favor of the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

You may receive more than one proxy or voting card depending on how you hold your shares. If you hold shares through someone else, such as a stockbroker, you may get materials from them asking how you want to vote. The latest proxy card we receive from you will determine how we will vote your shares.

Revoking a Proxy

There are three ways to revoke your proxy. First, you may submit a new proxy with a later date up until the existing proxy is voted.  Second, you may vote in person at the meeting. Last, you may notify our Chief Financial Officer in writing at 2 Huntington Quadrangle, Suite 2S01, Melville, New York 11747.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares that we own are not voted and do not count for this purpose.

Votes Needed

The director nominees receiving a majority of the votes cast during the meeting will be elected to fill the seats of our directors. For the other proposals to be approved, we require the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Votes that are withheld from voting on a proposal will be excluded entirely and will have no effect in determining the quorum or the majority of votes cast. Abstentions and broker non-votes count for quorum purposes only and not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular proposal. Brokers that do not receive instructions are not entitled to vote on the election of the directors or the approval of the outside directors equity plan. They are entitled to vote on the ratification of the auditors.

Attending in Person

Only stockholders, their proxy holders, and our invited guests may attend the meeting. For security purposes, all persons attending the meeting must bring identification with photo. If you wish to attend the meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership to the meeting. For example, you could bring an account statement showing that you owned FalconStor Software, Inc., shares as of March 19, 2010 as acceptable proof of ownership.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning ownership of the Common Stock of FalconStor Software, Inc., outstanding at March 19, 2010, by (i) each person known by the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each director and nominee for director, (iii) each of the Named Executive Officers identified in the summary compensation table, and (iv) all directors, nominees for director and Named Executive Officers of the Company as a group.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percentage of Class (2)
ReiJane Huai (3)	9,558,660	21.1%
c/o FalconStor Software, Inc.
2 Huntington Quadrangle
Melville, NY 11747

Barry Rubenstein (4)	2,655,538	5.9%
68 Wheatley Road
Brookville, NY 11545

Marilyn Rubenstein (5)	2,655,538	5.9%
c/o Barry Rubenstein
68 Wheatley Road
Brookville, NY 11545

Eli Oxenhorn (6)	1,096,000	2.4%
56 The Intervale
Roslyn Estates, NY 11576

Irwin Lieber (7)	2,011,417	4.4%
80 Cuttermill Road Suite 311
Great Neck, NY 11021

Steven L. Bock (8)	98,250	*

Patrick B. Carney (9)	111,700	*

Lawrence S. Dolin (10)	178,750	*

Steven R. Fischer (11)	143,250	*

Alan W. Kaufman (12)	98,250	*

Wayne Lam (13)	383,172	*

James Weber (14)	234,099	*

Bernard Wu (15)	423,104	*

All Directors, Nominees for Director and Executive Officers as a Group (16) (12 persons)	17,050,370	36.5%

*Less than one percent

1.
A person is deemed to be the beneficial owner of voting securities over which the person has voting power or that can be acquired by such person within 60 days after the record date upon the exercise of options, warrants or convertible securities, or upon the lapse or the removal of all restrictions on shares of restricted stock. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and that are currently exercisable (i.e., that are exercisable within 60 days from the date hereof) have been exercised. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

2.	Based upon shares of common stock outstanding at the Record Date, March 19, 2010, of 45,372,861.

3.
Based upon information contained in Forms 4 filed by Mr. Huai and certain other information. Consists of (i) 9,517,660 shares of common stock held by Mr. Huai and (ii) 41,000 shares of common stock held by The 2002 ReiJane Huai Revocable Trust, of which Mr. Huai is a trustee. Mr. Huai disclaims beneficial ownership of the securities held by The 2002 ReiJane Huai Revocable Trust, except to the extent of his equity interest therein.

4.
Based upon information contained in a report on Schedule 13D, (the “Woodland 13D”), filed jointly by Barry Rubenstein, Marilyn Rubenstein, Brookwood Partners, L.P. (“Brookwood”), Seneca Ventures (“Seneca”), Woodland Partners (“Woodland Partners”), Woodland Venture Fund (“Woodland Venture”), and Woodland Services Corp. (“Woodland Services”) with the Securities and Exchange Commission (“SEC”), as well as certain other information.  Consists of (i) 706,000 shares of common stock held by Mr. Rubenstein, (ii) 187,900 shares of common stock held by Brookwood, (iii) 131,323 shares of common stock held by Seneca, (iv) 957,257 shares of common stock held by Woodland Partners, (v) 436,800 shares of common stock held by Woodland Venture, (vi) 100,000 shares of common stock held by the Barry Rubenstein Rollover IRA account, (vii) 35,000 shares of common stock held by the Barry Rubenstein IRA account, (viii) 100,000 shares of common stock held in a joint account by Barry Rubenstein and Marilyn Rubenstein, Mr. Rubenstein’s spouse, and (ix) 1,258 shares of common stock held by Marilyn Rubenstein. Mr. Rubenstein disclaims beneficial ownership of the securities held by Brookwood, Seneca, Woodland Partners, Woodland Venture, and Mr. Rubenstein’s spouse, Marilyn Rubenstein, except to the extent of his respective equity interest therein.

5.
Based upon information contained in the Woodland 13D and certain other information.  Consists of (i) 1,258 shares of common stock held by Mrs. Rubenstein, (ii) 187,900 shares of common stock held by Brookwood, (iii) 131,323 shares of common stock held by Seneca, (iv) 957,257 shares of common stock held by Woodland Partners, (v) 436,800 shares of common stock held by Woodland Venture, (vi) 100,000 shares of common stock held in a joint account by Marilyn Rubenstein and Barry Rubenstein, Mrs. Rubenstein’s spouse, (vii) 100,000 shares of common stock held by the Barry Rubenstein Rollover IRA account, (viii) 35,000 shares of common stock held by the Barry Rubenstein IRA account, and (ix) 706,000 shares of common stock held by Barry Rubenstein. Mrs. Rubenstein disclaims beneficial ownership of the securities held by Brookwood, Seneca, Woodland Partners, Woodland Fund, Woodland Services, and Mrs. Rubenstein’s spouse, Barry Rubenstein, except to the extent of her respective equity interest therein.

6.
Based on information contained in a Form 3 and a Form 4 filed by Mr. Oxenhorn and certain other information. Consists of (i) 1,006,000 shares of common stock held by Mr. Oxenhorn and (ii) 90,000 shares of Common Stock held by the Eli Oxenhorn Family Limited Partnership (the “EOFLP”). Mr. Oxenhorn disclaims beneficial ownership of the securities held by the EOFLP, except to the extent of his respective equity interests therein.

7.
Based on information contained in a Form 3 and Forms 4 filed by Mr. Lieber and certain other information. Consists of (i) 1,756,617 shares of common stock held by Mr. Lieber, (ii) 3,000 shares of common stock held in a joint account by Irwin Lieber and Madeleine Lieber, Mr. Lieber’s spouse, (iii) 164,000 shares of common stock held by Buckland Focus Fund (“Buckland”) of which Mr. Lieber is a General Partner, (iv) 24,400 shares of common stock held by the I. Lieber 1996 Grandfather Trust (“1996 Trust”), (v) 24,400 shares of common stock held by the I. Lieber 1999 Grandfather Trust (“1999 Trust”), (vi) 24,400 shares of common stock held by the I. Lieber 2004 Grandfather Trust (“2004 Trust”) and (vii) 14,600 shares of common stock held by the I. Lieber 2008 Grandfather Trust (“2008 Trust”). Mr. Lieber disclaims beneficial ownership of the securities held by Buckland, the 1996 Trust, the 1999 Trust, the 2004 Trust and the 2008 Trust, except to the extent of his respective equity interests therein.

8.
Based on information contained in Forms 4 filed by Mr. Bock and certain other information.  Consists of (i) 6,600 shares of common stock held by Mr. Bock, (ii) 18,400 shares of restricted stock, and (iii) 73,250 shares of common stock issuable upon exercise of options that are currently exercisable or that will be exercisable within 60 days of March 19, 2010.

9.
Based on information contained in Forms 4 filed by Mr. Carney and certain other information.  Consists of (i) 5,050 shares of common stock held by Mr. Carney, (ii) 18,400 shares of restricted stock and (iii) 88,250 shares of common stock issuable upon exercise of options that are currently exercisable or that will be exercisable within 60 days of March 19, 2010.

10.
Based on information contained in Forms 4 filed by Mr. Dolin and certain other information.  Consists of (i) 6,600 shares of common stock held by Mr. Dolin, (ii) 40,000 shares of common stock held by Northern Union Club, (iii) 18,400 shares of restricted stock, and (iv) 113,750 shares of common stock issuable upon exercise of options that are currently exercisable or that will be exercisable within 60 days of March 19, 2010. Mr. Dolin is a general partner of Mordo Partners, which is a general partner of Northern Union Club. Mr. Dolin disclaims beneficial ownership of the securities held by Northern Union Club, except to the extent of his equity interest therein.

11.
Based on information contained in Forms 4 filed by Mr. Fischer and certain other information.  Consists of (i) 6,600 shares of common stock held by Mr. Fisher, (ii) 18,400 shares of restricted stock and (iii) 118,250 shares of common stock issuable upon exercise of options that are currently exercisable or that will be exercisable within 60 days of March 19, 2010.

12.
Based on information contained in Forms 4 filed by Mr. Kaufman and certain other information. Consists of (i) 6,600 shares of common stock held by Mr. Kaufman, (ii) 18,400 shares of restricted stock and (iii) 73,250 shares of common stock issuable upon exercise of options that are currently exercisable or that will be exercisable within 60 days of March 19, 2010.

13.
Based on information contained in Forms 4 filed by Mr. Lam and certain other information.  Consists of (i) 35,117 shares of common stock held by Mr. Lam, (ii) 20,435 shares of common stock held by Mr. Lam’s spouse, (iii) 69,820 shares of restricted stock and (iv) 257,800 shares of common stock issuable upon exercise of options that are currently exercisable or that will be exercisable within 60 days of March 19, 2010.

14.
Based on information contained in Forms 4 filed by Mr. Weber and certain other information.  Consists of (i) 58,180 shares of common stock held by Mr. Weber, (ii) 69,820 shares of restricted stock and (iii) 164,279 shares of common stock issuable upon exercise of options that are currently exercisable or that will be exercisable within 60 days of March 19, 2010.

15.
Based on information contained in Forms 4 filed by Mr. Wu and certain other information.  Consists of (i) 176,200 shares of common stock held by Mr. Wu, (ii) 69,820 shares of restricted stock and (iii) 177,084 shares of common stock issuable upon exercise of options that are currently exercisable or that will be exercisable within 60 days of March 19, 2010.

16.
Consists of (i) 15,682,997 shares of common stock held by all directors, nominees for director and executive officers as a group, (ii) 301,460 shares of restricted stock, and (iii) 1,065,913 shares of common stock issuable upon exercise of options that are currently exercisable or that will be exercisable within 60 days of March 19, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4, and 5, and amendments thereto furnished to the Company during the fiscal year ended December 31, 2009, the Company is not aware of any director, officer, or beneficial owner of more than 10 percent of any class of Company equities who failed to file on a timely basis any reports required by Section 16(a) of the Exchange Act, during the fiscal year ended December 31, 2009.

BOARD OF DIRECTORS

Independence

In accordance with the Company’s Corporate Governance Guidelines, and the Nasdaq Stock Market corporate governance listing standards (the “Nasdaq Standards”), a majority of the Company’s directors must be independent as determined by the Board. In making its independence determinations for directors, the Board looks to the Nasdaq Standards.

Under the Nasdaq Standards, a director is independent if: the director is not employed, nor is the director a family member of anyone employed as an executive officer by the Company or any parent or subsidiary; the director is not, and does not have a family member who is, a partner of the Company’s outside auditor or a former partner or employee of the outside auditor who worked on the Company’s audit during the past three years; the director has not, and does not have a family member who has, accepted more than $120,000 during the current or past three fiscal years from the Company or any of its affiliates; the director is not, nor is any family member of the director, a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services that exceed five percent of the recipient’s consolidated gross revenues or $200,000, whichever is more; and the director is not, and does not have any family member who is, an executive officer of another company where any of the Company’s executive officers serve on the other company’s compensation committee.

The Board of Directors currently consists of nine directors, eight of whom, Messrs. Bock, Carney, Dolin, Fischer, Kaufman, Lieber, Oxenhorn and Rubenstein are independent. Mr. Huai is a non-independent management director who does not sit on any of our Board committees.  Mr. Dolin is not standing for re-election to the Board of Directors and Messrs. Bock and Carney have submitted their resignations from the Board effective May 6, 2010.

Board Leadership Structure

Our governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company.

The positions of Chairman of the Board and Chief Executive Officer are held by ReiJane Huai.  We believe this Board leadership structure is appropriate for our Company, in the that the combined role of Chairman of the Board and Chief Executive Officer promotes unified leadership and direction for the Company, allowing for a single, clear focus for management to execute the Company’s strategy.  We believe that our Company benefits from the intimate knowledge Mr. Huai has of our operations and Mr. Huai has extensive experience serving as the Chairman of the Board of a public company.  Accordingly, we believe the Company, like many U.S. companies, has been well-served by this leadership structure which has been in place since FalconStor became a public company. In addition, Mr. Huai is the Company’s most important employee and the Company’s largest shareholder.

Several factors ensure that we have a strong and independent Board. All directors, with the exception of Mr. Huai are independent as defined under the Nasdaq’s listing standards, and all committees of our Board are composed entirely of independent directors. In addition, the Nominating and Corporate Governance Committee and our Board have assembled a Board comprised of talented and dedicated directors with a wide range of expertise and skills. The Board regularly meets in executive session without management present.

Diversity

The Nominating and Corporate Governance Committee’s evaluation of director nominees takes into account their ability to contribute to the diversity of, background, experience and point of views represented on the Board, and the committee will review its effectiveness in balancing these considerations when assessing the composition of the Board.

Role in Risk Management

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company's business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors' oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company's business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis. The Board has implemented a risk governance framework to:

•	understand critical risks in the Company's business and strategy;

•	allocate responsibilities for risk oversight among the full Board and its Committees;

•	evaluate the Company's risk management processes and see they are functioning adequately;

•	facilitate open communication between management and Directors; and

•	foster an appropriate culture of integrity and risk awareness.

While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. These include a Code of Business Conduct, regular training of salespeople on risks and appropriate conduct, and a comprehensive internal and external audit process. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board, Board Committees and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management. The Board implements its risk oversight function both as a whole and through Committees. Much of the work is delegated to various Committees, which meet regularly and report back to the full Board. All Committees play significant roles in carrying out the risk oversight function. In particular:

•
The Audit Committee oversees risks related to the Company's financial statements, the financial reporting process, accounting and legal matters, currency fluctuation and hedging, and investments. The Audit Committee oversees the internal audit function and the Company's ethics programs, including the Codes of Business Conduct. The Audit Committee members meet separately with the independent auditing firm.

•
The Compensation Committee evaluates the risks and rewards associated with the Company's compensation philosophy and programs. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

Meetings

The Board of Directors met on eleven occasions during the fiscal year ended December 31, 2009. In addition to the meetings, the members of the Board of Directors sometimes take action by unanimous written consent in lieu of a meeting, which is permitted. All Directors attended at least 75% of the meetings of the Board of Directors during the times they were Directors.

Committees

The Board of Directors currently has three committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. Each of these committees has a charter. These charters are available on the Company’s website at: http://www.falconstor.com/BoardCommittees .

Audit Committee

During the fiscal year ended December 31, 2009, and until March 25, 2010, the Audit Committee consisted of Messrs. Bock, Dolin and Fischer (Chair). Since March 25, 2010, the Audit Committee consists of Messrs. Fischer (Chair), Lieber and Rubenstein. The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the qualifications and independence of the independent registered public accounting firm engaged to audit the Company’s consolidated financial statements, (3) the performance of the Company’s internal audit function and independent auditors, (4) the integrity of management and information systems and internal controls, and (5) the compliance by the Company with legal and regulatory requirements.

Each member of the Audit Committee is required to be “independent” as defined in the Nasdaq Standards and in Section 301of the Sarbanes-Oxley Act of 2002 (the “Act”) and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Board has determined that each member of the Audit Committee is “independent” under these standards. In addition, the Board has determined that, as required by the Nasdaq Standards, each member of the Audit Committee was able to read and to understand financial statements at the time of his appointment to the Audit Committee.

The Board has further determined that Mr. Fischer meets the definition of “audit committee financial expert,” and therefore meets comparable Nasdaq Standard requirements, because he has an understanding of financial statements and generally accepted accounting principles (“GAAP”); has the ability to assess GAAP in connection with the accounting for estimates, accruals, and reserves; has experience in analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements; has an understanding of internal controls and procedures for financial reporting; and has an understanding of audit committee functions. Mr. Fischer acquired these attributes through education and experience consistent with the requirements of the Act.

The Audit Committee met five times during the fiscal year ended December 31, 2009. All members of the Audit Committee attended at least 75% of the meetings of the committee during the fiscal year ended December 31, 2009.

The Company’s Board of Directors has adopted, and annually reviews, an Audit Committee Charter and Guidelines for Pre-Approval of Independent Auditor Services.

Compensation Committee

During the fiscal year ended December 31, 2009, and until March 25, 2010, the Compensation Committee consisted of Messrs. Carney, Dolin (Chair) and Kaufman. Since March 25, 2010, the Compensation Committee has consisted of Messrs. Kaufman (Chair), Lieber and Oxenhorn. The Compensation Committee is appointed by the Board (i) to discharge the responsibilities of the Board relating to compensation of the Company's executives, (ii) to produce the annual report that is required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement, and (iii) to administer, and to approve awards under, the Company’s equity-based compensation plans for employees. Under the Compensation Committee Charter, all members of the Compensation Committee are required to be “independent” as defined in the Nasdaq Standards. The Board has determined that all of the current members of the Compensation Committee are “independent” under these standards.

The Compensation Committee met seventeen times during the fiscal year ended December 31, 2009. All members of the Compensation Committee attended at least 75% of the meetings of the committee during the fiscal year ended December 31, 2009.

Nominating and Corporate Governance Committee

During the fiscal year ended December 31, 2009, and until March 25, 2010, the Nominating and Corporate Governance Committee consisted of Messrs. Bock, Carney (Chair), Fischer and Kaufman. Since March 25, 2010, the Nominating and Corporate Governance Committee has consisted of Messrs. Kaufman (Chair), Oxenhorn and Rubenstein. The Nominating and Corporate Governance Committee is appointed by the Board: (i) to identify individuals qualified to become Board members, (ii) to recommend to the Board director candidates for each annual meeting of stockholders or as necessary to fill vacancies and newly created directorships and (iii) to perform a leadership role in shaping the Company's corporate governance policies, including developing and recommending to the Board a set of corporate governance principles. Under the Nominating and Corporate Governance Committee Charter, all members of the Nominating and Corporate Governance Committee are required to be “independent” as defined in the Nasdaq Standards. The Board has determined that all of the current members of the Nominating and Corporate Governance Committee are “independent” under these standards.

The Nominating and Corporate Governance Committee met one time during the fiscal year ended December 31, 2009. All members of the Nominating and Corporate Governance Committee attended at least 75% of the meetings of the committee during the fiscal year ended December 31, 2009.

Nominating Procedures and Director Qualifications

The Nominating and Corporate Governance Committee has adopted the following policies regarding nominations and director qualifications:

I.           Consideration of Nominees Recommended by Stockholders

The Committee recognizes that qualified candidates for nomination for director can come from many different sources, including from the Company’s stockholders. The Committee will therefore consider any nominee who meets the minimum qualifications set forth below.

To propose a nominee, a stockholder must provide the following information:

1.	The stockholder’s name and, if different, the name of the holder of record of the shares.

2.	The stockholder’s address and telephone number.

3.	The name of the proposed nominee.

4.	The address and phone number of the proposed nominee.

5.	A listing of the proposed nominee’s qualifications.

6.	A statement by the stockholder revealing whether the proposed nominee has assented to the submission of her/his name by the stockholder.

7.	A statement from the stockholder describing any business or other relationship with the nominee.

8.	A statement from the stockholder stating why the stockholder believes the nominee would be a valuable addition to the Company’s Board of Directors.

The stockholder should submit the required information to:

Nominating and Corporate Governance Committee
c/o General Counsel
FalconStor Software, Inc.
2 Huntington Quadrangle
Suite 2S01
Melville, NY  11747

With a copy to:

Director Human Resources
FalconStor Software, Inc.
2 Huntington Quadrangle
Suite 2S01
Melville, NY  11747

If any information is missing, the proposed nominee will not be considered.

II.           Qualifications for Candidates

The Committee believes that the Company and its stockholders are best served by having directors from diverse backgrounds who can bring different skills to the Company. It is therefore not possible to create a rigid list of qualifications for director candidates. However, absent unique circumstances, the Committee expects that each candidate should have the following minimum qualifications:

•
Substantial experience with technology companies. This experience may be the result of employment with a technology company or may be gained through other means, such as financial analysis of technology companies;

•	The highest level of personal and professional ethics, integrity and values;

•	An inquiring and independent mind;

•	Practical wisdom and mature judgment;

•	Expertise that is useful to the Company and complementary to the background and experience of other Board members, so that an optimal balance of Board members can be achieved and maintained;

•	Willingness to devote the required time to carrying out the duties and responsibilities of Board membership;

•	Commitment to serve on the Board for several years to develop knowledge about the Company's business;

•	Willingness to represent the best interests of all stockholders and to objectively appraise management performance; and

•	Involvement only in activities or interests that do not conflict with the director's responsibilities to the Company and its stockholders.

At any time, the Committee may be looking for director candidates with certain qualifications or skills to replace departing directors or to complement the skills of existing directors and to add to the value of the Board of Directors.

III.           Identification and Evaluation of Candidates

Candidates for director may come from many different sources including, among others, recommendations from current directors, recommendations from management, third-party search organizations, and stockholders.

In each instance, the Committee will perform a thorough examination of the candidate. An initial screening will be performed to ensure that the candidate meets the minimum qualifications set forth above and has skills that would enhance the Board of Directors. Following the initial screening, if the candidate is still viewed as a potential nominee, the Committee will perform additional evaluations including, among other things, some or all of the following: Detailed resume review; personal interviews; interviews with employer(s); and interviews with peer(s).

All candidates will be reviewed to determine whether they meet the independence standards of the Nasdaq Standards. Failure to meet the independence standards may be a disqualifying factor based on the Board of Director’s composition at the time. Even if failure to meet the independence standards is not by itself disqualifying, it will be taken into account by the Committee in determining whether the candidate would make a valuable contribution to the Board of Directors.

Contacting the Board of Directors

Stockholders and others may contact FalconStor’s Board of Directors by sending a letter to:

Board of Directors
FalconStor Software, Inc.
2 Huntington Quadrangle, Suite 2S01
Melville, NY  11747

or by clicking on the “Contact FalconStor’s Board of Directors” link on the FalconStor Corporate Governance home page at: http://www.falconstor.com/ContactBoard.

Communications directed to the Board of Directors are screened by the Company’s Legal and/or Investor Relations departments. Routine requests for Company information are handled by the appropriate Company department. Other communications are reviewed to determine if forwarding to the Board of Directors is necessary or appropriate. The Board of Directors receives a quarterly summary of all communications that are not forwarded to the Board’s attention. All communications are kept on file for one year for any Director who wishes to view them.

Attendance at Annual Meetings

The Company’s policy is that, except for unusual circumstances, all board members should attend the Company’s Annual Meetings of Stockholders. All board members who were directors on May 8, 2009, other than Mr. Bock, attended the Company’s 2009 Annual Meeting of Stockholders.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s bylaws authorize the Board of Directors to fix the number of directors and provide that the directors shall be divided into three classes, with the classes of directors serving for staggered, three-year terms.

From January, 2005 to November 2009, the number of directors was six.  In November, 2009, the Board of Directors voted to increase the number of directors to nine and elected three additional directors.

In March, 2010, Mr. Dolin informed the Board of Directors that we will not be standing re-election and Messrs. Bock and Carney have informed the Board of Directors that he would be resigning from the Board effective May 6, 2010.  The Board of Directors decided not to fill the spots and to reduce the number of members of the Board of Directors to six effective May 6, 2010. The Board of Directors believes that the smaller number of directors will work more efficiently with Company management.

Nominees

ReiJane Huai and Barry Rubenstein were nominated by the Company’s Nominating and Corporate Governance Committee as the Board of Directors’ nominees for director. Mr. Huai and Mr. Rubenstein are currently directors of the Company. Each would be elected for a full three-year term. It is proposed that Mr. Huai and Mr. Rubenstein be elected to serve until the Annual Meeting of Stockholders to be held in 2013 and until their successors are elected and shall have qualified.

Unless authority is specifically withheld, proxies will be voted for the election of each of the nominees below to serve as a director of the Company for a term which will expire at the Company’s 2013 Annual Meeting of Stockholders and until a successor is elected and qualified. If any one or more of such nominees should for any reason become unavailable for election, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees as the Board of Directors may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter.

Name	Position	Age	Director Since
ReiJane Huai	Director Nominee	51	2001
Barry Rubenstein	Director Nominee	66	2009

ReiJane Huai has served as President and Chief Executive Officer of the Company and its predecessor since December 2000 and has served as Chairman of the Board of the Company since August 2001. Mr. Huai also served as a director of the Company’s predecessor from July 2000 to August 2001. Mr. Huai came to the Company with a career in software development and management. As executive vice president and general manager, Asia, for Computer Associates International, Inc., he was responsible for sales, marketing and the development of strategic joint ventures in the region. Mr. Huai joined Computer Associates in 1996 with its acquisition of Cheyenne Software, Inc., where he was president and chief executive officer. Mr. Huai joined Cheyenne Software, Inc., in 1985 as manager of research and development of ARCserve, the industry’s first storage management solution for the client/server environment. Mr. Huai received a master’s degree in Computer Science from the State University of New York at Stony Brook in 1985. Mr. Huai has been a director of the Company since August, 2001.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Huai should serve as a director: his performance as Chief Executive Officer of the Company; his stock ownership; his professional background and experience; and his extensive experience in the storage industry.

Barry Rubenstein is a General Partner of Wheatley Partners. Mr. Rubenstein has been investing in technology companies since 1976 and was a founder or founding consultant to several, including Applied Digital Data Systems, Inc., Safeguard Scientifics, Inc., Novell, Inc., and Cheyenne Software, Inc., where he served as Chairman and CEO. Mr. Rubenstein is serving or has served on the boards of USWeb, Picazo Communications, CosmoCom, FatWire, CertPoint Systems, Inc., Seniors 4 Living, Inc., and other technology companies. He holds a Master's in Electrical Engineering and Computer Sciences from New York University. Mr. Rubenstein was a director of a predecessor of the Company from February 2000 through August 2001, Chairman of the predecessor from July 2000, through August, 2000, and President of the predecessor from February 2000 through July 2000. Mr. Rubenstein has been a Director of the Company since November, 2009.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Rubenstein should serve as a director: his professional background and experience; his current and previously held senior-executive level positions; his service on other public and private company boards; and his extensive experience in technology, software, storage and related industries.

Continuing Directors

The names of the directors, whose terms expire at the 2011 and 2012 Annual Meetings of Stockholders of the Company, who are currently serving their terms, are set forth below:

Name	Position	Age	Director Since
Steven Bock	Director	56	2005
Patrick B. Carney	Director	45	2003
Steven R. Fischer	Director	63	2001
Alan W. Kaufman	Director	70	2005
Irwin Lieber	Director	70	2009
Eli Oxenhorn	Director	63	2009

Mr. Dolin has decided not to stand for re-election to the Board of Directors.  Messrs. Bock and Carney have resigned from the Board of Directors effective May 6, 2010.  Messrs. Bock, Carney and Dolin will be joining the FalconStor Advisory Board on May 6, 2010.

Steven R. Fischer is a private investor. He was President of Capital One Leverage Finance Corp. and its predecessor entity from July 2004 through July 2008. From February 2004 until July 2004, he was a consultant to financial institutions. From 1992 to February 2004, he held multiple executive management and financial positions, including most recently President, with Transamerica Business Capital Corporation, a member of the Transamerica Finance Corporation family of companies, specializing in secured lending for mergers, acquisitions and restructurings. From 1981 to 1992, he served as Vice President and Regional Manager of Citibank, N.A. Since 1995, he has served as a director of ScanSource, Inc., a value-added distributor of POS and bar code products. Beginning in 2001 he served on the board of advisors of Keltic Financial LLC., a privately held finance company that funds middle market companies. He holds a B.S. in Economics and Accounting from Queens College and an M.B.A. from Baruch College. Mr. Fischer has been a director of the Company since August 2001, and his term as a director of the Company expires in 2011.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Fischer should serve as a director: his professional background and experience; his previously held senior-executive level positions; his service on other public and private company boards, FalconStor board experience, board attendance and participation; and his extensive experience in public company finance and analysis.

Alan W. Kaufman has been a director of Appfluent Technologies since October 2002. He was a director of NetIQ Corporation from August 1997 until its merger with Attachment Corporation in August 2006. Mr. Kaufman served as a director of QueryObject Systems Corp. from October 1997 to March 2002. He also served as QueryObject Systems’ Chairman of the Board from May 1998 to October 1999, and as President and Chief Executive Officer from October 1997 to December 1998, when he retired. From December 1996 to October 1997, Mr. Kaufman was an independent consultant. From April 1986 to December 1996, Mr. Kaufman held various positions at Cheyenne Software, most recently as Executive Vice President of Worldwide Sales. Mr. Kaufman was the founding president of the New York Software Industry Association. He is on the Advisory Board of the CUNY (City University of New York) Institute for Software Design and Development. Mr. Kaufman holds a B.S. in Electrical Engineering from Tufts University. Mr. Kaufman has been a director of the Company since May 2005, and his term as a director expires in 2011.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Kaufman should serve as a director: his professional background and experience, current and previously held senior-executive level positions; his service on other public and private company boards; FalconStor board experience, board attendance and participation; and his extensive experience in technology and sales and marketing.

Irwin Lieber is a general partner and co-founder of Wheatley Partners and Chairman of GeoCapital LLC. Mr. Lieber formed GeoCapital, an investment management company focused on small capitalization companies in a variety of industries, including technology, in 1979. Mr. Lieber was also a founding General Partner of GeoCapital Ventures, a fund investing in information services and software companies. He currently serves, or previously has served, on the Boards of Merlot Communications, Softlink, Evoke Software, WHITTMANHART, Cheyenne Software, Seniors 4 Living, Inc., Tried Systems, Inc., and Blackbook, Inc. Mr. Lieber is a Chartered Financial Analyst and holds a M.S. in Electrical Engineering from Syracuse University. Mr. Lieber was a director of a predecessor of the Company from 2000 through August 2001. Mr. Lieber has been a Director of the Company since November, 2009, and his term as a Director of the Company expires in 2012.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Lieber should serve as a director: his professional background and experience; his service on other public and private company boards; and expertise in public company finance and analysis.

Eli Oxenhorn is a private investor in emerging-growth technology companies and has served as an adviser to Wheatley Partners. From 1984 to 1994, Mr. Oxenhorn served as Chairman and CEO of Cheyenne Software, Inc., which he built into a billion-dollar industry leader in providing backup and archiving solutions for networked computers. Mr. Oxenhorn has also held several senior management positions at Gates/FA, including Chairman of the Board from 1987 to 1989. From 1974 to 1983, Mr. Oxenhorn held various senior technology positions at Warner Communications. Mr. Oxenhorn is a director of CertPoint Systems, Inc. Mr. Oxenhorn has been Director of the Company since November, 2009, and his term as a Director of the Company expires in 2011.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Oxenhorn should serve as a director: his professional background and experience; his current and previously held senior-executive level positions; his service on other public and private company boards; and his extensive experience in technology, software, storage and related industries.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES.

Director Compensation

Directors who are also employees receive no compensation for serving on the Company’s Board of Directors. Non-employee directors are reimbursed for all travel and other expenses incurred in connection with attending Board and Committee meetings.

For 2009, the cash fee for outside directors was set at a base amount of $26,500 per director. The chairperson of the Audit Committee received an additional $10,000 per annum and the chairperson of any other Board committee received an additional $5,000 per annum. In addition, outside directors received $3,000 per annum for each committee on which they serve in a capacity other than chairperson. Cash director fees were paid quarterly in arrears. Because all directors are expected, absent unusual circumstances, to attend all meetings of the Board and all meetings of the committees on which they serve, outside directors typically do not receive any payment based on attendance at meetings. If circumstances require an unusually large number of meetings, the Company may compensate outside directors with additional cash in recognition of the increased time devoted to Company matters.

In May 2007, the Company’s stockholders approved the FalconStor Software, Inc., 2007 Outside Directors Equity Compensation Plan, and they amended that plan in May 2008 (as amended, the “2007 Plan”). Under the 2007 Plan, which has now expired, outside directors received annual grants of 10,000 shares of restricted Company Common Stock. The restricted stock was granted on the date of the Company’s Annual Meeting of Stockholders and vests 33% on the first anniversary of grant, 33% on the second anniversary of grant, and 34% on the third anniversary of grant, as long as the director has served the full period between each Annual Meeting of Stockholders. In addition, in the event that an outside director is unable to continue service on the Board due to death, disability or a significant health issue, or if, upon the expiration of an outside director’s term, the outside director indicates his or her desire to be nominated as a director for an additional term, but is not so nominated by the Company, then all restrictions on unvested shares of restricted stock shall lapse on the last day the outside director is a Company director.

The 2007 Plan also provided that each newly elected outside director receive a grant of options to purchase 50,000 shares of Company Common Stock on the day that the outside director was elected.  The options vest 33% on the first anniversary of grant, 33% on the second anniversary of grant, and 34% on the third anniversary of grant. In addition, in the event that an outside director is unable to continue service on the Board due to death, disability or a significant health issue, or if, upon the expiration of an outside director’s term, the outside director indicates his or her desire to be nominated as a director for an additional term, but is not so nominated by the Company, then all unvested options shall vest on the last day the outside director is a Company director.

In the first quarter of 2009, the Compensation Committee reviewed the directors’ fee structure and determined that the significant decline in the United States equity markets, and its effect on the price of the Company’s stock, had left the outside directors in a position where they had not been adequately compensated for their service to the Company. The Compensation Committee, in consultation with the Board of Directors, determined that the Company was at risk of losing the current directors if they were not compensated adequately. As a result, on March 26, 2009, the Board of Directors awarded options to purchase 25,000 shares of common stock to each of the outside directors. The options vest 33% on each of the first two anniversaries of the award and 34% on the third anniversary of the award, as long as the outside director is a Company director, officer, employee or consultant on the date of vesting. The options were priced at the closing price for the Company’s common stock on the NASDAQ Global Market on the date of the grant and the options expire after ten years.

The table below sets forth the compensation received by our non-employee directors for the year 2009.

	Fees Earned or
	Paid in Cash	Stock Awards	Option Awards
Name	(1)	(2)	(3)	Total

Steven L. Bock	$32,500	$38,700	$27,250	$98,450

Patrick B. Carney	$34,500	$38,700	$27,250	$100,450

Lawrence S. Dolin	$34,500	$38,700	$27,250	$100,450

Steven R. Fischer	$39,500	$38,700	$27,250	$105,450

Alan W. Kaufman	$32,500	$38,700	$27,250	$98,450

Irwin Lieber	$2,323	$-	$98,500	$100,823

Eli Oxenhorn	$2,323	$-	$98,500	$100,823

Barry Rubenstein	$2,323	$-	$98,500	$100,823

(1)	Fees were earned in 2009 and paid in both 2009 and 2010.

(2)
The Company granted 10,000 shares of restricted stock to each non-employee director on May 8, 2009 at a grant date fair value of $3.87 per share, that vest over three-years at 33%, 33% and 34%, respectively. Messrs. Lieber, Oxenhorn and Rubenstein became Directors of the Company in November, 2009. The dollar amounts in the table represent the total grant date fair value of the award in accordance with the authoritative guidance issued by the Financial Accounting Standards Board (“FASB”) on stock compensation.

(3)
The Company granted 25,000 stock options to each non-employee director (Messrs. Bock, Carney, Dolin, Fischer and Kaufman) on March 26, 2009  at a grant date fair value of $1.09 per share, that vest over three-years at 33%, 33% and 34%, respectively. The Company granted 50,000 stock options to Messrs. Lieber, Oxenhorn and Rubenstein on November 30, 2009 at a grant date fair value of $1.97 per share, that vest over three-years at 33%, 33% and 34%, respectively, in accordance with the 2007 Plan. The dollar amounts in the table represent the total grant date fair value of the award in accordance with the authoritative guidance issued by the FASB on stock compensation.

MANAGEMENT

Executive Officers of the Company

The following table contains the names, positions and ages of the executive officers of the Company who are not directors.

Name	Position	Age
Wayne Lam	Vice President	46
James Weber	Chief Financial Officer, Treasurer and Vice President	39
Bernard Wu	Vice President, Business Development	52

Wayne Lam has served as a Vice President of the Company and its predecessor entity since April 2000. Mr. Lam has more than 15 years of software development and corporate management experience. As Vice President at Computer Associates, he held various roles in product marketing, business development and product development. Mr. Lam joined Computer Associates in 1996 with its acquisition of Cheyenne Software, where he held various positions including General Manager of Cheyenne Software Netware Division, Director of Business Development, and head of Cheyenne Communications, a business development unit focusing on communication software. From 1989 to 1993 he was co-founder and Chief Executive Officer of Applied Programming Technologies, where he managed all aspects of its operations and development projects. From 1987 to 1989 he was Vice President of Engineering at Advanced Graphic Applications, where he managed the development of PC-based document management systems and optical storage device drivers. Mr. Lam has a B.E. in Electrical Engineering from Cooper Union, where he was involved with a privately funded research project studying the feasibility of building paperless offices using optical storage devices. The success of the project led to the formation of Advanced Graphic Applications.

James Weber has served as Chief Financial Officer, Treasurer and a Vice President since February 2004. Mr. Weber has over 10 years of financial, accounting and management experience. Prior to becoming Chief Financial Officer, Mr. Weber served as worldwide Corporate Controller of the Company and its predecessor entity since April 2001. From 1998 through 2001, Mr. Weber served as Corporate Controller for theglobe.com, an Internet community. Before joining theglobe.com, Mr. Weber had been an audit manager with KPMG and had several years of public accounting experience. Mr. Weber is a Certified Public Accountant in the State of New York and received his Bachelor of Science degree in Accounting from Fordham University.

Bernard Wu has served as Vice President of Business Development of the Company and its predecessor entity since November 2000. From 1998 to October 2000, Mr. Wu was Senior Vice President of Sales and Marketing for the Internet Outsourcing Division of Trend Micro, a leading Internet security software company. Mr. Wu had worldwide responsibility for defining, launching, and managing OEM, service, and alliance partnerships with ISPs, ASPs, telecommunication carriers, and other software companies for the purpose of offering network-based security services. Prior to that, Mr. Wu had 15 years’ experience in various executive and managerial positions at companies such as Intel, Seagate, Conner Peripherals, and Computer Associates/Cheyenne in areas including product development, marketing, and OEM/channel sales of RAID, optical, and tape-based storage management software and subsystems. In 1996 he co-authored a patent in the area of SCSI enclosure management services which has been widely adopted in the industry. Mr. Wu has a BS/MS in Engineering from the University of California at Berkeley and an MBA from University of California at Los Angeles Anderson School of Management.

Code of Ethics

In May, 2004, the Company adopted a Code of Ethics that applies to the Company’s principal executive, financial and accounting officers.  The Code of Ethics is available at: http://www.falconstor.com/CodeOfEthics.

EXECUTIVE COMPENSATION

A.  COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the compensation programs for our Chief Executive Officer, our Chief Financial Officer, and our other Executive Officers (each a “Named Executive Officer” or “NEO”).

Roles and Responsibilities

Our Compensation Committee is responsible for, among other things, the establishment and review of compensation policies and programs for our Named Executive Officers and ensuring that these NEOs are compensated in a manner consistent with the objectives and principals set forth below.

The Compensation Committee makes all compensation decisions for our Named Executive Officers. The Committee is responsible for negotiating the terms of an employment agreement with our Chief Executive Officer and for annually evaluating his performance. Our Chief Executive Officer annually reviews the performance of each of the other NEOs and presents to the Compensation Committee his recommendations, including salary adjustments and incentive compensation. The Compensation Committee may exercise its discretion in modifying any recommended salary adjustments or awards to these executives. The Committee also considers benchmark competitive compensation market data, the compensation of other Company executives, and the Named Executive Officers’ levels of responsibility, prior experience, breadth of knowledge and job performance when making compensation decisions for all of our Named Executive Officers.

The role of Company management is to provide reviews and recommendations for the Compensation Committee’s consideration and to manage operational aspects of the Company’s compensation programs, policies, and governance. Direct responsibilities include, but are not limited to, (i) providing an ongoing review of the effectiveness of the compensation programs, including competitiveness and alignment with the Company’s objectives, (ii) recommending changes, if necessary, to ensure achievement of all program objectives and (iii) recommending equity awards for officers and employees. Management also prepares tally sheets which set out all components of total compensation for our Named Executive Officers, including salary, incentive compensation and outstanding equity awards. The results of any reviews, and the recommendations, are provided to the Compensation Committee in written form. The Company’s Chief Financial Officer, in conjunction with the CEO, typically discusses the information with the Compensation Committee.  The Compensation Committee, from time to time, gets advice from the Company’s General Counsel on legal, compliance and regulatory issues related to the compensation of the NEOs.

Compensation Objectives

For all Named Executive Officers, compensation is intended to be performance-based. Our Compensation Committee believes that compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis to create value for shareholders, and that such compensation should assist us in attracting and retaining key executives critical to our long-term success.

In establishing compensation for our Named Executive Officers, the following are the Compensation Committee's objectives:

•	Attract and retain individuals of superior ability and managerial talent;

•	Ensure officers’ compensation is aligned with our corporate strategies and business objectives, and the long-term interests of our stockholders; and

•
Enhance the officers' incentive to maximize stockholder value, as well as promote retention of key people, by providing a portion of total compensation for management in the form of direct ownership in us through stock options and grants of restricted stock.

To achieve these objectives, our overall compensation program aims to pay our Named Executive Officers competitively, consistent with our success and their contribution to that success. To accomplish this we rely on programs that provide compensation in the form of both cash and equity. Although our Compensation Committee has not adopted any formal guidelines for allocating total compensation between cash and equity, the Compensation Committee considers the balance between providing short-term incentives and long-term parallel investment with stockholders to align the interests of management with stockholders.

Consultants and Benchmarking

We have not retained a compensation consultant to review our policies and procedures with respect to executive compensation, although the Compensation Committee may elect to retain such a consultant in the future if it determines that so doing would be helpful in developing, implementing or maintaining compensation plans.

The Compensation Committee conducts an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our Named Executive Officers. In addition, the Compensation Committee takes into account input from other independent members of our board of directors.  The Compensation Committee reviews and considers tally sheets provided by Company management in order to make sure that it receives the full picture of the NEOs compensation. The Compensation Committee uses the tally sheets to have a picture of both annual cash compensation and equity compensation.  Using this information, the Compensation Committee determines whether a particular executive’s compensation is appropriate given the executive’s role, experience and performance.

From time to time, the Compensation Committee also considers, to the extent available, publicly available data relating to the compensation practices and policies of other companies within and outside our industry. The Compensation Committee compares our executive compensation against the compensation paid by these peer companies. While such comparisons may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us, we generally believe that gathering this information is another tool that can be used as part of our compensation-related decision-making process. In 2009, the Compensation Committee used some comparative data from CommVault Systems, Inc., Standard Microsystems Corporation, Double-Take Software, Inc., and Vital Images, Inc., technology companies that are competitors and/or located in the same geographic region as the Company and/or with similar sales and market capitalization to the Company.

Although generally we believe that executive base salaries should be targeted taking into consideration the median of the range of salaries for executives in similar positions at comparable companies, we recognize that, to attract, retain and motivate key individuals, such as the Named Executive Officers, the Compensation Committee may determine that it is in our best interests to negotiate total compensation packages with our Named Executive Officers that may deviate from the general principle of targeting total compensation at the median level for the peer group. Actual pay for each Named Executive Officer is determined around this structure, driven by the performance of the Named Executive Officer over time, as well as our annual performance.

Elements of Compensation

Base Salary

Base salaries for our executive officers are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by the benchmark companies. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Mr. Huai’s base salary is determined by the terms of his employment agreement, as more fully described under the heading “Narrative Discussion to Summary Compensation Table,” below.    Base salaries for NEOs, other than the CEO, whose base salary is contractual, may be adjusted for performance-based compensation if the ratio between base and performance-based compensation changes significantly. For example, if the value of long-term performance-based incentive grants was to substantially decline due to market conditions, the Compensation Committee might consider increasing base salary in order to retain the NEOs. No adjustments to the base salaries for the NEOs were made in 2009.

Performance-Based Compensation

We structure our annual incentive program to reward executive officers based on our performance and the individual executive's contribution to that performance. This allows executive officers to receive such compensation based on the results that they helped us to achieve in the previous year.

Mr. Huai’s performance-based compensation is determined based on a formula found in his employment agreement with the Company as is further discussed below under the heading “Employment Agreement.”

From time to time, we will consider the payment of discretionary bonuses to our executive officers on an annual basis after the close of each fiscal year. Bonuses will be determined based, first, upon the level of achievement of our strategic and operating goals and, second, upon the level of personal achievement by participants. The achievement of personal goals includes the actual performance of the department of the Company for which the executive officer has responsibility as compared to the planned performance, other individual contributions, the ability to manage and motivate employees and the achievement of assigned projects. In determining whether to grant discretionary bonuses, FalconStor’s Compensation Committee looks at the following corporate goals: Revenues, earnings, market share, product development, industry product recognition (awards), the continuation, extension and/or entry into strategic alliances with partners, and employee morale. For individual NEOs, the personal goals include the following: Mr. Lam: new product development; product quality; and reseller and end-user satisfaction. Mr. Weber: Management of the company’s finances and internal controls; investment results; investor relations management and satisfaction; and analysis of strategic opportunities. Mr. Wu: the continuation, extension and/or entry into strategic alliances; strategic partner satisfaction with FalconStor products and their relationship with FalconStor; identification of new opportunities. The personal goals may be changed and/or adjusted depending on responsibilities assume by or transferred from each NEO during any year.  Despite achievement of personal goals, bonuses might not be given based upon our performance. No discretionary cash bonuses have been paid to the NEOs for performance in 2009.

Discretionary Long-Term Equity Incentive Awards

The Compensation Committee is responsible for determining the individuals who will be granted options and/or restricted shares, the number of options and/or restricted shares each individual will receive, and the terms of the options or restricted shares, including the exercise period of each option, and the vesting period of each option and/or restricted share. The number of stock options and/or restricted shares granted to each executive officer is determined by the Compensation Committee based upon several factors, including the executive officer's salary grade, performance and the value of the stock options and/or restricted shares at the time of grant. We grant options at the fair market value of the underlying stock on the date of grant.  Discretionary long-term incentive awards granted to the Named Executive Officers are discussed under the heading “Narrative Discussion to Summary Compensation Table," below.

Medical Insurance

 We provide to each executive officer, and to the executive officer's spouse and children, such medical and dental insurance as we may from time to time make available to our other full-time employees. All officers and full-time employees, regardless of position, receive medical and dental insurance on the same terms.

Life and Disability Insurance

We provide both life insurance and long-term disability insurance. We provide each executive officer such disability and/or life insurance as we in our sole discretion may from time to time make available to our other full-time employees. All officers and full-time employees, regardless of position, receive the life and long-term disability insurance on the same terms.

Employment Agreements

We have an employment agreement with our Chief Executive Officer. We do not have employment agreements with any other Named Executive Officers.

The employment agreement with Mr. Huai is used by the Company to establish key elements of the agreement between the Company and Mr. Huai, including the proposed minimum period of employment and the fundamental elements of compensation. The agreement also facilitates the creation of covenants, such as those regarding competition during after the employment period or limitations on the reasons for which Mr. Huai may be terminated, that would not otherwise be part of the employment relationship. The terms of the agreement with Mr. Huai are set out below in the section “Summary Compensation Table.”

Severance and Change in Control Agreements

The Named Executive Officers are each participants in the 2005 Key Executive Severance Protection Plan (the “2005 Plan”). The terms of the 2005 Plan that provide the terms of our severance and change in control agreements are set out below in the section “Potential Payments Upon Severance or Change in Control.”

We created the 2005 Key Executive Severance Protection Plan because we wanted to insure the continuity of management if there was an actual or potential change in control event. The 2005 Plan provides peace of mind for the Named Executive Officers that their livelihoods will not be affected by the actual or potential change in control. This means that they will not be distracted by concerns for their own benefit during such an event. In addition, the 2005 Plan helps to attract and to retain the Name Executive Officers.

Mr. Huai’s employment agreement with the Company also contains certain severance provisions.  These provisions are discussed below in the section “Potential Payments Upon Severance or Change in Control.”

Risk Assessment of the Company’s Compensation Policies

The Compensation Committee reviews the compensation and benefit plans generally for all employees in addition to its review for the NEOs. The Compensation Committee has determined that because of the mix of long term and short terms incentives in the Company’s compensation and benefit plans, it is not reasonably likely that the Company’s compensation and benefit plans would have a material adverse effect on the Company.

2010 Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis section of the Company’s 2010 Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2010 Proxy Statement.

Compensation Committee: Alan W. Kaufman Irwin Lieber Eli Oxenhorn

B.  Summary Compensation Table

						Non-Equity
						Incentive
			Bonus	Stock Awards	Option Awards	Compensation Plan
Name	Year	Salary	(1)	(2), (3)	(4)	(5)	Total

ReiJane Huai	2009	$341,000	$-	$-	$-	$-	$341,000
Chairman and Chief	2008	$310,000	$-	$-	$-	$-	$310,000
Executive Officer	2007	$275,000	$-	$-	$-	$360,133	$635,133
(Principal Executive
Officer)

James Weber	2009	$250,000	$-	$202,500	$176,000	$-	$628,500
Vice President and	2008	$250,000	$75,000	$398,250	$-	$-	$723,250
Chief Financial Officer	2007	$235,000	$-	$276,360	$-	$15,000	$526,360
(Principal Financial
Officer)

Wayne Lam	2009	$250,000	$-	$202,500	$176,000	$-	$628,500
Vice President	2008	$250,000	$75,000	$398,250	$-	$-	$723,250
	2007	$235,000	$-	$276,360	$-	$15,000	$526,360

Bernard Wu	2009	$250,000	$-	$202,500	$176,000	$-	$628,500
Vice President -	2008	$250,000	$75,000	$398,250	$-	$-	$723,250
Busness Development	2007	$235,000	$-	$276,360	$-	$15,000	$526,360

(1)	On March 9, 2009, the Compensation Committee awarded cash bonuses of $75,000 each to Messrs Weber, Lam and Wu to reward performance during 2008.

(2)
The Company granted 90,000, 45,000, and 28,000 restricted stock awards on March 9, 2009, February 20, 2008 and August 7, 2007, respectively, to each of Messrs. Weber, Lam, and Wu. The dollar amounts in the table represent the total grant date fair value of the awards in accordance with the authoritative guidance issued by the FASB on stock compensation. The March 9, 2009 and August 7, 2007 awards were granted on a discretionary basis and are subject to a three-year vesting period. The February 20, 2008 awards were performance based awards subject to certain financial targets for the 2008 fiscal year. Additionally, these awards were subject to a three-year vesting period upon successfully achieving certain performance targets. Please refer to footnote 8 of the Company’s 2009 annual report filed on Form 10-K (which is included in the materials mailed with this Proxy Statement) for further information relating to all share-based awards.

(3)
The Company granted 45,000 restricted stock awards February 20, 2008 to each of Messrs. Weber, Lam, and Wu based upon the Company achieving certain financial performance targets for the fiscal 2008 year. The Company did not achieve these financial performance targets for its fiscal 2008 year, and the awards were subsequently cancelled as of December 31, 2008. Please refer to footnote 8 of the Company’s 2009 annual report filed on Form 10-K (which is included in the materials mailed with this Proxy Statement) for further information relating to all share-based awards.

(4)
The Company granted 160,000 stock options on March 9, 2009 to each of Messrs. Weber, Lam, and Wu. The dollar amounts in the table represent the total grant date fair value of the awards in accordance with the authoritative guidance issued by the FASB on stock compensation. The awards were granted on a discretionary basis and are subject to a three-year vesting period. Please refer to footnote 8 of the Company’s 2009 annual report filed on Form 10-K (which is included in the materials mailed with this Proxy Statement) for further information relating to all share-based awards.

(5)
During 2007, each of Messrs Weber, Lam and Wu earned cash bonuses of $15,000. These cash bonuses were awarded under the incentive compensation program established by the Compensation Committee of the Company’s Board of Directors on August 7, 2006. Mr. Huai’s cash bonus for 2007 was awarded in accordance with the criteria set forth in the Second Amended and Restated Employment Agreement between the Company and Mr. Huai, dated November 7, 2005.  For more information, see the “Narrative Discussion to Summary Compensation Table,” below.

Narrative Discussion to Summary Compensation Table

ReiJane Huai

On December 31, 2007, the Company and Mr. Huai entered into an employment agreement for the period January 1, 2008 through December 31, 2010 (the “2008 Employment Agreement”). Mr. Huai’s base salaries for the term of the 2008 Employment Agreement are as follows:

Calendar Year	Salary
2008	$310,000
2009	$341,000
2010	$375,100

           Under the 2008 Employment Agreement, Mr. Huai is eligible to receive annual bonuses if the Company’s net operating income exceeds the net operating income for the previous year. These bonuses are  equal to four percent of the Company’s net operating income, on a fiscal year basis. For purposes of determining net operating income, share-based compensation expense is excluded. The Compensation Committee also has the discretion to exclude other extraordinary, non-recurring or unusual items from the net operating income calculation. The bonus will be paid in shares of restricted stock, which will vest 33%, 33% and 34% on January 1st of each of the three years following the grant. The number of shares granted will be determined by dividing the bonus amount by the average daily price of the Company’s stock for the bonus year.

For the year ended December 31, 2009, the Company’s net operating income did not exceed net operating income for the year ended December 31, 2008, so Mr. Huai did not receive a bonus for the year 2009.

Under the 2008 Employment Agreement, Mr. Huai is also entitled to participate in all benefit programs generally available to Company employees. The 2008 Employment Agreement also allows Mr. Huai to continue to participate in the Company’s medical insurance program after his departure, provided that Mr. Huai pays all premiums for his participation in that program.

Mr. Huai’s salary and bonus for 2007 were in accordance with Mr. Huai’s employment agreement with the Company, which expired December 31, 2007 (the “2004 Employment Agreement”). Under the 2004 Employment Agreement, Mr. Huai’s salary was $275,000. In addition, Mr. Huai was entitled to a bonus based on the Company’s operating income and shareholder equity. The bonus was determined by multiplying the Company’s operating income by a percentage determined by dividing the operating income by stockholder equity (the “Applicable Percentage”). The Applicable Percentage was determined based on the following chart:

Operating Income/Shareholder Equity	Applicable Percentage
Less than or equal to 5%	1.50%
Greater than 5% but less than or equal to 10%	2.00%
Greater than 10% but less than or equal to 15%	2.25%
Greater than 15% but less than or equal to 20%	2.50%
Greater than 20%	3.00%

For purposes of the bonus calculation, share-based compensation expense recognized in accordance with applicable accounting rules is excluded from our reported operating income. We exclude this expense because we believe that operating income without this expense is a better measure of the results of our day-to-day operations and because it provides a more consistent basis for evaluating and comparing our results across different periods.

The calculation of Mr. Huai’s bonus for 2007 is as follows:

GAAP Operating Income	6,100,633

Excluded Items:

ASC 718 (stock-based compensation)	7,937,523

Huai Bonus accrued through 12/31/07	367,181

Adjusted Operating Income	14,405,337	A

Shareholders Equity	87,478,377

Huai Bonus accrued through 12/31/07	367,181

Adjusted Shareholders Equity	87,845,558	B

ROIC (A/B)	16.40%

Bonus Amount	360,133

Other Named Executive Officers

None of the other Named Executive Officers has an employment agreement with the Company.  The salaries for these NEOs are set by the Compensation Committee using the criteria set forth above in the “Compensation Discussion and Analysis” section. From January 1, 2007 through April 30, 2007, the annual salary for each of these NEOs was $190,000. On May 8, 2007, retroactive to April 1, 2007, the annual salary for each of these NEOs was increased to $250,000. The salary for each of these NEOs remained $250,000 for 2008 and 2009.

In March 2009, each of the NEOs was awarded non-qualified stock options to purchase 160,000 shares of Company stock and 90,000 shares of restricted stock. Thirty three percent of the options and the restricted shares vest on each of the first two anniversaries of the grant and thirty four percent vest on the third anniversary of the grant, in each case only if the NEO remains employed by the Company.  The Compensation Committee made these awards in order to retain the NEOs. In each instance, the NEO had, more than six month’s previously, voluntarily canceled fully-vested stock options so that the Company could return the underlying shares to the pool available for grant. These returned shares were used to grant options to other Company employees for the purposes of recognition of the employees’ achievement and retention of the employees. In light of these voluntary cancellations, the Compensation Committee determined that the long term incentive compensation for the NEOs could be insufficient to retain the NEOs. In order to incentivize the NEOs to remain with the Company, the grants were made.

In March 2009, in recognition of the NEOs individual performance during 2008, the Compensation Committee awarded each of the NEOs a discretionary cash bonus of $75,000.

Pursuant to a plan adopted by the Compensation Committee in August, 2006, for the first quarter of 2007, Messrs. Lam, Weber and Wu were each eligible to receive quarterly cash bonuses equal to a maximum of 35% of their respective annual salaries. The quarterly amounts were determined by our Chief Executive Officer based on their individual performance and were approved by the Compensation Committee. For the first quarter, Messrs Weber, Lam and Wu earned cash bonuses for 2007 of $15,000 each.

In addition to their cash compensation, the Name Executive Officers also receive, from time to time, grants of equity compensation in accordance with the compensation philosophy discussed above.

In February, 2008, the Compensation Committee, as part of an incentive plan for various senior Company employees, awarded 45,000 restricted shares of common stock of the Company to each of the NEOs. If the Company achieved its publicly announced targets of revenues of $103 million and earnings per share of $0.35 for fiscal year 2008, the restrictions would lapse on 33% of the shares on each of the first two anniversaries of the grant and 34% on the third anniversary of the grant. If the performance goals were not reached, the shares would be forfeited. The performance goals were not met, and the restricted shares were forfeited by each of the NEOs.

Each of the Named Executive Officers other than Mr. Huai, was awarded 28,000 shares of restricted stock on August 7, 2007. These shares vest over three years to incentivize the NEOs to increase the long-term value of the Company and thereby increase the value of its common stock.

C.  Grants of Plan-Based Awards For 2009

The following table provides information related to plan-based awards granted to the Company’s Named Executive Officers. The Company currently does not have any plans providing for the grant of stock appreciation rights.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards (3)

ReiJane Huai	-			-	-
Chairman and Chief
Executive Officer
(Principal Executive
Officer)

James Weber	3/9/2009	90,000	-	-	$202,500
Vice President and	3/9/2009	-	160,000	$2.25	$176,000
Chief Financial Officer
(Principal Financial
Officer)

Wayne Lam	3/9/2009	90,000	-	-	$202,500
Vice President	3/9/2009	-	160,000	$2.25	$176,000

Bernard Wu	3/9/2009	90,000	-	-	$202,500
Vice President -	3/9/2009	-	160,000	$2.25	$176,000
Busness Development

(1)	Reflects restricted stock awards granted from the Company’s 2006 Incentive Stock Plan. The awards vests ratably 33%, 33%, and 34% per year on each anniversary of the date of grant.

(2)	Reflects non-qualified stock option awards granted from the Company’s 2000 Stock Option Plan. The awards vests ratably 33%, 33%, and 34% per year on each anniversary of the date of grant.

(3)	The dollar amounts in the table represent the total grant date fair value of the awards in accordance with the authoritative guidance issued by the FASB on stock compensation.

D.  Outstanding Equity Awards at Fiscal Year End 2009

The following table provides information related to the aggregate outstanding equity awards which were granted to the Company’s Named Executive Officers as of December 31, 2009. The table does not include restricted stock awards to certain of the Named Executive Officers that were forfeited, as described above.

	Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exerciseable		Number of Securities Underlying Unexercised Options (#) Unexerciseable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)

ReiJane Huai	-				-	-	-		-
Chairman and Chief
Executive Officer
(Principal Executive
Officer)

James Weber	15,139	(1)			$0.35	10/31/10
Vice President and	5,000	(2)			$6.20	11/04/11
Chief Financial Officer	11,340	(3)			$5.07	05/06/12
(Principal Financial	30,000	(4)			$4.04	11/10/12
Officer)	50,000	(5)			$5.33	05/14/13
			160,000	(6)	$2.25	03/09/19
							9,520	(7)	$38,651	(10)
							90,000	(8)	$365,400	(10)

Wayne Lam	75,000	(3)			$5.07	05/06/12
Vice President	130,000	(4)			$4.04	11/10/12
			160,000	(6)	$2.25	03/09/19	9,520	(7)	$38,651	(10)
							90,000	(8)	$365,400	(10)

Bernard Wu	49,284	(4)			$4.04	11/10/12
Vice President -	75,000	(9)			$6.80	11/07/15
Busness Development			160,000	(6)	$2.25	03/09/19	9,520	(7)	$38,651	(10)
							90,000	(8)	$365,400	(10)

(1)	Award fully vested on October 31, 2003.

(2)	Award fully vested on November 4, 2004.

(3)	Award fully vested on May 6, 2005.

(4)	Award fully vested on November 10, 2005.

(5)	Award fully vested on May 14, 2006.

(6)	Messrs. Weber, Lam, and Wu were each awarded 160,000 stock options on March 9, 2009, which vest 33%, 33% and 34% on each anniversary over a three-year period.

(7)
Messrs. Weber, Lam, and Wu were each awarded 28,000 shares of restricted stock on August 7, 2007, which vest 33%, 33% and 34% on each anniversary over a three-year period, of which, 9,240 restricted stock units vested on each of August 7, 2009 and August 7, 2008, respectively.

(8)	Messrs. Weber Lam, and Wu were each awarded 90,000 shares of restricted stock on March 9, 2009, which vest 33%, 33% and 34% on each anniversary over a three-year period.

(9)	Award fully vested on November 6, 2008

(10)	The Closing Price of the Company’s stock price on December 31, 2009 was $4.06 per share.

E.  Option Exercises and Stock Vested for 2009

The following table provides information related to options exercised by the Company’s Named Executive Officers and the vesting of restricted stock for the Company’s Named Executive Officers during the year ended December 31, 2009.

	Option Awards			Stock Awards

	Number of Shares			Number of Shares
	Acquired on	Value Realized		Acquired on	Value Realized
	Exercise	on Exercised		Vesting	on Vesting
Name	(#)	($)		(#)	($)

ReiJane Huai	-	-		-	-
Chairman and Chief
Executive Officer
(Principal Executive
Officer)

James Weber	10,000	$50,537	(1)	6,800	$36,176	(2)
Vice President and				9,240	$49,157	(3)
Chief Financial Officer
(Principal Financial
Officer)

Wayne Lam	-	-		6,800	$36,176	(2)
Vice President				9,240	$49,157	(3)

Bernard Wu	-	-		6,800	$36,176	(2)
Vice President -				9,240	$49,157	(3)
Busness Development

(1)	Reflects 10,000 stock options exercised by Mr. Weber. The market price of the Company’s stock at the option exercise date was $5.40 per share

(2)
Reflects 34% vesting of 20,000 shares of restricted stock awarded to each of Messrs. Weber, Lam and Wu on August 7, 2006. The average market price of the Company’s stock at the vesting date was $5.32 per share.

(3)
Reflects 33% vesting of 28,000 shares of restricted stock awarded to each of Messrs. Weber, Lam and Wu on August 7, 2007. The average market price of the Company’s stock at the vesting date was $5.32 per share.

F.  Potential Payments Upon Severance or Change in Control

Severance Agreements

The 2008 Employment Agreement provides for the payment of an amount equal to Mr. Huai’s base salary for the prior year if the Company and Mr. Huai do not enter into a new employment agreement for a term of at least two years, with an effective date of January 1, 2011, on similar terms and conditions to the Employment Agreement. The payment is to be made semi-monthly, in arrears, for the calendar year 2012. No severance is due if: (1) Mr. Huai breached the confidentiality, non-compete, or any other material provision of the employment agreement; (2) Mr. Huai is terminated for cause (as defined in the Employment Agreement); (3) the Company has offered a new agreement with a term of at least two years, on similar terms and conditions, and Mr. Huai has declined to sign the new agreement; or (4) Mr. Huai has received a change of control payment at least equal to his base salary. In addition, if Mr. Huai is terminated for his willful failure to substantially perform his duties under the 2008 Employment Agreement, for reasons other than death or disability, the Company will be required to pay Mr. Huai his base salary for twelve months. If at the time his employment is terminated Mr. Huai is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code and the regulations thereunder, to the extent required to comply with Section 409A, payment will not begin until one day after the day which is six months following the termination date, with the first payment equaling six months of base salary.

Change in Control Agreements

The Company’s 2005 Key Executive Severance Protection Plan (the “2005 Plan”) provides for payments to certain officers and employees of the Company, including all of the Named Executive Officers, in the event that there is a change in control of the Company and the individual’s employment is terminated within twenty-four months of the change in control. These agreements were entered into to ensure the continued service of the Named Executive Officers in the event of a change in control.

For purposes of the 2005 Plan, a “Change in Control” is deemed to have occurred if:

•	more than fifty percent of the Company’s voting securities, or the power to vote more than fifty percent of the Company’s voting securities, is acquired;

•	the members of the Company’s board of directors cease to be a majority of the board of directors following a merger;

•	a merger, consolidation or reorganization (a) with or into the Company, or (b) in which securities of the Company are issued;

•	a complete liquidation or dissolution of the Company; or

•	the sale or other disposition of all or substantially all of the assets of the Company.

In the event a Change in Control occurs, and a Named Executive Officer is terminated, or the Named Executive Officer ends his employment for Good Reason, within two years of the Change in Control, the Named Executive Officer is entitled to certain severance benefits (“Severance Benefits”). The Named Executive Officer is not entitled to severance benefits if the Named Executive Officer is terminated: (a) for cause; (b) by reason of permanent disability; (c) voluntarily by the Named Executive Officer other than for certain defined reasons; or (d) by death.  “Good Reason” for leaving employment includes: (i) a diminution in the NEO’s title, offices or responsibilities; (ii) a reduction in base salary; (iii) a material increase in commuting distance or business travel requirements; (iv) a diminution in compensation or benefits; (v) a breach of the 2005 Plan; or (vi) a purported termination for cause which does not comply with the terms of the 2005 Plan.

The Severance Benefits to which each of the Named Executive Officers would be entitled are:

a.	a payment equal to three times the Named Executive Officer’s base salary, on an annualized basis, at the time of the Change in Control or, if greater, at any time after the Change in Control;

b.	a payment equal to three times the highest annual bonus paid or payable to the Named Executive Officer during the three years preceding the Change in Control;

c.
the continuation for three years for the Named Executive Officer and his dependents and beneficiaries of basic life insurance, flexible spending account, medical and dental benefits which were being provided immediately prior to the Change in Control (or, if greater, at any time thereafter); and

d.	replacement of all stock options granted by the Company, whether or not vested, with an equal number of fully vested options to purchase shares of the Company’s common stock; or

e.
if the Company’s board of directors approves at the time, the surrender of all options, whether vested or not, in return for a cash payment equal to the difference between the full exercise price of each option surrendered and the greater of: (1) the average price per share paid in connection with the acquisition of control of the Company; (2) the price per share paid in connection with any tender offer leading to control of the Company; and (3) the mean between the high and the low selling price of Company common stock on the relevant market on the date on which the Named Executive Officer became entitled to receive Severance Benefits.

In addition, each of the Named Executive Officers is entitled to: (1) at the time any such tax is due, a lump sum payment equal to the amount of any income tax payable by the Named Executive Officer and attributable to the benefits set forth in (c); and (2) in the event that any of the Severance Benefits is subject to an excise tax, a payment in an amount grossed up so that the net payment, after taxes, is equal to the excise tax.

The following table sets forth the value of the severance benefits each Named Executive Officer would be entitled to receive under the 2005 Plan assuming that a Change in Control and the entitlement to receive Severance Benefits occurred on December 31, 2009:

Severance Benefit Component	ReiJane Huai	James Weber	Wayne Lam	Bernard Wu

3 x Base Salary	$1,023,000	$750,000	$750,000	$750,000

3 x Bonus	$1,080,399	$225,000	$225,000	$225,000

3 x Value of Benefits (1), (2)	$40,578	$40,200	$40,200	$45,633

Benefits Income Tax Gross-Up (2), (3)	$30,153	$29,872	$29,872	$35,359

Excise Tax Gross-Up (2), (4), (5)	$970,802	$467,590	$-	$459,545

Equity Awards - Vested and Unvested
Accelerated (6)	$-	$767,229	$717,675	$711,621

Total	$3,144,932	$2,279,891	$1,762,747	$2,227,158

(1) Benefits include medical benefits, dental benefits, long-term disability and group-term life insurance.

(2) Assumes that the Named Executive Officer receives three full years of benefits.

(3) Assumes (i) an effective federal income tax rate of 32.2% for Messrs. Huai, Weber and Lam and an effective federal income tax rate of 31.7% for Mr. Wu, (ii) an effective 8.97% New York state tax rate for Messrs. Huai, Weber and Lam and (iii) an effective 10.55% California state tax rate for Mr. Wu.

(4) Assumes an effective federal income tax rate of 32.2% for Messrs. Huai and Weber and an effective federal income tax rate of 31.7% for Mr. Wu, (ii) an effective 8.97% New York state tax rate for Messrs. Huai and Weber, (iii) an effective 10.55% California state tax rate for Mr. Wu and (iv) an effective FICA rate of 1.45%.

(5) Mr. Lam is not subject to the excise tax provisions of the Internal Revenue Code Section 4999.

(6) The value of (i) vested and unvested accelerated stock options and (ii) unvested restricted stock awards, is the difference between the exercise price of each option and $4.06, the closing price the Company’s common stock on the Nasdaq Global Market on December 31, 2009. If the Company’s Board of Directors is assumed to have approved the cashing out of stock options on December 31, 2009, the value of (i) vested and unvested accelerated stock options and (ii) unvested restricted stock awards would have been based on a mean value of the Company’s common stock of $4.12 on December 31, 2009.

Report on Repricing of Options.  None of the stock options granted under any of the Company’s plans was repriced in the fiscal year ended December 31, 2009.

Compensation Committee Interlock and Insider Participation. Messrs. Patrick B. Carney, Lawrence S. Dolin, and Alan W. Kaufman served as members of the Compensation Committee of the Board of Directors during the fiscal year ended December 31, 2009. There were no relationships that require disclosure under Item 407(e)(4) of Regulation S-K.

Equity Compensation Plan Information

The Company currently does not have any equity compensation plans not approved by security holders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1) (a)	Weighted –Average exercise Price of Outstanding Options, Warrants and Rights (1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(1) (c)
Equity compensation plans approved by security holders	13,791,999	$ 5.01	1,626,805

(1)	As of December 31, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Board of Directors has recognized that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof).  The Board therefore adopted a policy to be followed in connection with all related party transactions involving the Company.

A.	Identification of Related Transactions

Under the policy, any “Related Party Transaction” shall be consummated or shall continue only if:

1.
the Audit Committee approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or

2.	the transaction is approved by the disinterested members of the Board of Directors; or

3.	the transaction involves compensation approved by the Company’s Compensation and Management Development Committee.

For purposes of the policy, a "Related Party" is:

1.	a senior officer (which includes at a minimum each executive officer) or director of the Company; or

2.	a shareholder owning in excess of five percent of the Company (or its controlled affiliates); or

3.	a person who is an immediate family member of a senior officer or director; or

4.	an entity which is owned or controlled by someone listed in 1, 2 or 3 above, or an entity in which someone listed in 1, 2 or 3 above has a substantial ownership interest or control of such entity.

For purposes of the policy, a "Related Party Transaction" is a transaction between the Company and any Related Party (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934), other than:

1.	transactions available to all employees generally

2.	transactions involving less than $5,000 when aggregated with all similar transactions.

B.	Audit Committee Approval

The Board of Directors determined that the Audit Committee of the Board is best suited to review and approve Related Party Transactions. Accordingly, at each calendar year’s first regularly scheduled Audit Committee meeting, management recommends Related Party Transactions to be entered into by the Company for that calendar year, including the proposed aggregate value of such transactions if applicable. After review, the Committee approves or disapproves such transactions and at each subsequently scheduled meeting, management  updates the Committee as to any material change to those proposed transactions.

In the event management recommends any further Related Party Transactions subsequent to the first calendar year meeting, such transactions may be presented to the Committee for approval or preliminarily entered into by management subject to ratification by the Committee; provided that if ratification  is not forthcoming, management shall make all reasonable efforts to cancel or annul such transaction.

C.	Corporate Opportunity

The Board recognizes that situations may exist where a significant opportunity may be presented to management or a member of the Board of Directors that may equally be available to the Company, either directly or via referral. Before such opportunity may be consummated by a Related Party (other than an otherwise unaffiliated 5% shareholder), such opportunity shall be presented to the Board of Directors of the Company for consideration.

D.	Disclosure

All Related Party Transactions are to be disclosed in the Company’s applicable filings as required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules. Furthermore, all Related Party Transactions shall be disclosed to the Audit Committee of the Board and any material Related Party Transaction shall be disclosed to the full Board of Directors.

E.	Other Agreements

Management assures that all Related Party Transactions are approved in accordance with any requirements of the Company’s financing agreements.

Related Party Transactions Reviewed During 2009

None.

PROPOSAL NO. 2

FALCONSTOR SOFTWARE, INC., 2010

OUTSIDE DIRECTORS EQUITY COMPENSATION PLAN

The Board of Directors proposes that the FalconStor Software, Inc., 2010 Outside Directors Equity Compensation Plan (the “2010 Plan”) be approved.

The 2010 Plan is intended to assist the Company in securing and retaining qualified outside directors (the “Directors”) by allowing them to participate in the ownership and growth of the Company through the grant of shares of restricted stock or incentive and nonqualified stock options.  The granting of such restricted stock or options serves as partial consideration for, and gives the Directors an additional inducement to remain in, the service of the Company and its subsidiaries and provides them with an increased incentive to work towards the Company’s success.  Shares of Common Stock may be issued under the 2010 Plan to Directors with such restrictions as determined by the Company or upon the exercise of nonqualified stock options.

The Board of Directors believes it is in the Company's and its stockholders' best interests to approve the 2010 Plan because it would allow the Company to continue to grant options and restricted shares which facilitates the benefits of the additional incentive inherent in the ownership of Common Stock by the Directors and helps the Company retain the services of these Directors.

The proposed 2010 Plan is attached as Exhibit A to this Proxy Statement.

SUMMARY OF THE 2010 PLAN

The following summary of the 2010 Plan, assuming stockholder approval of the 2010 Plan, is qualified in its entirety by the specific language of the 2010 Plan.

General.  The 2010 Plan provides for the grant of restricted stock or nonqualified stock options to outside directors of the Company.

Shares Subject to Plan.  A maximum of 400,000 of the authorized but unissued or treasury shares of the common stock of the Company may be issued upon the grant of restricted shares or upon the exercise of options granted under the 2010 Plan. Upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the 2010 Plan and to outstanding restricted shares and options. To the extent that (i) any outstanding restricted share or under the 2010 Plan expires or terminates prior to the termination of the restrictions on restricted stock, (ii) any options expires prior to the exercise in full, or (iii) shares issued upon the exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised or the repurchased shares shall be returned to the 2010 Plan and again become available for grant. No Participant may be granted, in total, options to purchase more than 15% of the shares authorized under the plan.

Administration.  The 2010 Plan will be administered by the Board of Directors. The Board will approve option and restricted share grants to Directors and will determine the terms of any restrictions on restricted shares, subject to the provisions of the 2010 Plan. The Board will also make any other determinations necessary or advisable for the administration of the 2010 Plan. The determinations by the Board will be final and conclusive.

Eligibility. Current outside directors of the Company, and individuals who served as outside directors for the Company in the twelve months prior to the date of any equity grant under the 2010 Plan, are eligible to participate in the 2010 Plan.

Terms and Conditions of Options.  Each option granted under the 2010 Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2010 Plan. The purchase price of each share of Common Stock purchasable under a nonqualified option shall not be less than 100% of the fair market value of such share of Common Stock on the date the option is granted.  Generally, the fair market value of the Common Stock will be the closing price per share on the date of grant as reported on The Nasdaq Global Market. The exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale of some or all of the shares of Common Stock being acquired upon the exercise of the option, or by any combination of these. Notwithstanding the foregoing, an optionee may not take any actions which are prohibited by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Securities and Exchange Commission or any other agency thereunder.

Options granted under the 2010 Plan become exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. The term of each option shall be determined by the Committee (but shall not be more than 10 years after the date of grant), subject to earlier termination in the event the optionee's service with the Company ceases.

In general, during the lifetime of the optionee, the option may be exercised only by the optionee and may not be transferred or assigned, except by will or the laws of descent and distribution. However, the 2010 Plan provides that, with the consent of the Committee, an optionee may transfer a nonqualified option to: (i) an Immediate Family Member (as described in the 2010 Plan); (ii) a trust for the exclusive benefit of the Director and/or one or more Immediate Family Members; (iii) a partnership in which the Director and/or one or more Immediate Family Members are the only partners; or (iv) such other person or entity as the Board of Directors may permit.

Upon a Change of Control of the Company, the Company will replace all unexercised stock options with an equal number of unrestricted and fully vested stock options to purchase shares of the Company’s Common Stock.  Alternatively, upon a Change of Control, and subject to Board approval at the time, an optionee may elect to surrender any unexercised options and to receive in return from the Company a cash payment equal to the difference between the exercise price of each option surrendered and the greater of (i) the average price per share paid in connection with the acquisition of the Company, (ii) the price per share paid in connection with any tender offer for shares of the Company’s common stock leading to control, and (iii) the mean between the high and the low selling prices of such stock on the Nasdaq Global Market or other market on which the Company’s common stock is then traded on the date of the Change of Control.

Simultaneously with the granting of an option the Committee may also grant dividend equivalent rights equal to the number of shares of common stock underlying the option multiplied by the per-share cash dividend or per-share market value of a non-cash dividend. This provision shall only apply to special dividends of the Company.

Terms and Conditions of Restricted Stock. A grantee of restricted stock has no right to an award of restricted stock until the grantee accepts the award within the timeframe prescribed by the Committee and, if the Committee requires, makes payment to the Company in cash, or by check or other acceptable instrument.  Certificate(s) are issued in the grantee’s name after acceptance of the award by the grantee, but are not delivered to the Grantee until the shares are free of any restrictions specified by the Committee at the time grant.

Shares of restricted stock are forfeitable until the terms of the restricted stock grant have been satisfied.  Shares of restricted stock are not transferable until the date on which the Committee has specified such restrictions have lapsed.  Unless otherwise provided by the Committee at or after grant, distributions in the form of dividends or otherwise of additional shares or property in respect of shares of restricted stock shall be subject to the same restrictions as such shares of restricted stock.

Upon the occurrence of a change in control of the Company, the Committee may accelerate the vesting of outstanding restricted stock, in whole or in part, as determined by the Committee, in its sole discretion.

Unless otherwise determined by the Committee at or after grant, in the event the grantee ceases to be an employee or otherwise associated with the Company for any other reason, all shares of restricted stock previously awarded to him which are still subject to restrictions will be forfeited and the Company will have the right to complete a blank stock power.  The Committee may provide (on or after grant) that restrictions or forfeiture conditions relating to shares of restricted stock will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to restricted stock.

Termination or Amendment. Unless earlier terminated by the Board, the 2010 Plan will terminate on May 8, 2020.  The 2010 Plan provides that it may be terminated or amended by the Board at any time, subject to stockholder approval only if such amendment would increase the total number of shares of Common Stock reserved for issuance thereunder.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Non-Qualified Stock Options.  No taxable income will be recognized by an option holder upon receipt of a nonqualified stock option, and the Company will not be entitled to a tax deduction for such grant.

Upon the exercise of a nonqualified stock option, the option holder will generally include in taxable income, for federal income tax purposes, the excess in value on the date of exercise of the shares acquired pursuant to the nonqualified stock option over the exercise price. Upon a subsequent sale of the shares, the option holder will derive short-term or long-term gain or loss, depending upon the option holder’s holding period for the shares, commencing upon the exercise of the option, and upon the subsequent appreciation or depreciation in the value of the shares.

The Company generally will be entitled to a corresponding deduction at the time that the participant is required to include the value of the shares in his income.

Restricted Shares.  Restricted stock may be granted under this Plan aside from, or in association with, any other award. A participant shall have no rights to an award of restricted stock unless and until the participant accepts the award, and if the Committee shall deem it desirable, makes payments to the Company of cash, or by check. After acceptance and the issuance of a stock certificate, the participant shall have all the rights of a stockholder with respect to the restricted stock.

The Company shall issue in the participant’s name a certificate for the shares of Common Stock associated with the award of restricted stock; however, unless otherwise provided, the certificate shall not be delivered to the participant until such shares are free of any restrictions specified by the Committee at the time of grant. Shares of restricted stock are forfeitable until the terms of the restricted stock grant have been satisfied, and shares of restricted stock may not be transferred until all restrictions have lapsed. Upon a Change of Control, the Committee may accelerate the vesting of outstanding restricted stock, in its sole discretion.

The Board believes it is in the Company's best interests to approve the 2010 Plan, which would allow the Company to continue to grant options, and to grant restricted stock, to secure for the Company the benefits of the additional incentive inherent in the ownership of shares of the Company's Common Stock by outside directors and to help the Company secure and retain the services of outside directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE FALCONSTOR SOFTWARE, INC., 2010 OUTSIDE DIRECTORS EQUITY COMPENSATION PLAN

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL NO. 3

The accounting firm of KPMG LLP has been selected as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2010. Although the selection of accountants does not require ratification, the Audit Committee of the Board of Directors has directed that the appointment of KPMG LLP be submitted to stockholders for ratification due to the significance of their appointment by the Company. If stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will consider the appointment of another independent registered public accounting firm. A representative of KPMG LLP, which served as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2009, is expected to be present at the Meeting and, if he so desires, will have the opportunity to make a statement, and in any event will be available to respond to appropriate questions.

Principal Accountant Fees and Services

Fees for services rendered by KPMG LLP for the years 2009 and 2008 fell into the following categories:

Audit Fees:  Fees billed for professional services rendered by KPMG LLP for the audits of the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2009 and 2008, and the reviews of the interim condensed consolidated financial statements included in the Company's Form 10-Qs during such fiscal years. These fees also include the audits of internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002. The 2008 audit fees include $127,500 for additional audit fees related to 2008, but billed and paid during 2009.

Tax Fees:  Fees billed for tax-related services rendered by KPMG LLP to the Company.

All Other Fees: Fees billed for on-line resource tools provided by KPMG LLP for the years 2009 and 2008.

The approximate fees for each category were as follows:

	Year Ended December 31,
Description	2009	2008
Audit Fees	$717,569	$821,293
Tax Fees	$2,728	$2,853
All Other Fees	$1,629	$1,629

The Audit Committee has considered whether the provision by KPMG LLP of the services covered by the fees other than the audit fees is compatible with maintaining KPMG LLP’s independence and believes that it is compatible.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit Committee Pre-Approval Procedures. The Audit Committee has adopted the following guidelines regarding the engagement of the Company’s independent registered public accounting firm to perform services for the Company:

For audit services (including statutory audit engagements as required under local country laws), the independent registered public accounting firm will provide the Audit Committee with an engagement letter during the first quarter of each year outlining the scope of the audit services proposed to be performed during the fiscal year. If agreed to by the Audit Committee, this engagement letter will be formally accepted by the Audit Committee at a meeting of the Audit Committee.

The independent registered public accounting firm will submit to the Audit Committee for approval an audit services fee proposal after acceptance of the engagement letter.

For non-audit services, Company management will submit to the Audit Committee for approval (during the second quarter of each fiscal year) the list of non-audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. Company management and the independent registered public accounting firm will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Audit Committee will approve both the list of permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this pre-approval process.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair will report action taken to the Audit Committee at the next Audit Committee meeting.

The independent registered public accounting firm must ensure that all audit and non-audit services provided to the Company have been approved by the Audit Committee. The Company Controller will be responsible for tracking all independent registered public accounting firm fees against the budget for such services and report at least annually to the Audit Committee.

Audit Committee Report

The Board of Directors appoints an Audit Committee each year to review the Company’s financial matters. Please see the Audit Committee discussion in the Board of Directors section, above, for a discussion of the Audit Committee.

The Audit Committee meets with KPMG LLP (the Company’s independent registered public accounting firm) and reviews the scope of their audit, report and recommendations. The Audit Committee members reviewed and discussed the audited consolidated financial statements as of and for the fiscal year ended December 31, 2009 with management. The Audit Committee also discussed all matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as currently in effect, with KPMG LLP. The Audit Committee received the written disclosures and the letter from KPMG LLP as required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees, as currently in effect, and has discussed the independence of KPMG LLP with representatives of such firm.

Based on their review and the discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, to be filed with the SEC.

Audit Committee Steven Fischer Irwin Lieber Barry Rubenstein

SOLICITATION STATEMENT

The Company will bear all expenses in connection with the solicitation of proxies. In addition to the use of the mail, solicitations may be made by the Company’s regular employees, by telephone, telegraph or personal contact, without additional compensation. The Company will, upon their request, reimburse brokerage houses and persons holding shares of Common Stock in the names of the Company’s nominees for their reasonable expenses in sending solicited material to their principals.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than December 6, 2010.

On May 21, 1998 the SEC adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company’s use of its discretionary proxy voting authority with respect to a stockholder proposal, which is not addressed in the Company’s proxy statement. The amendment provides that if the Company does not receive notice of the proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.

With respect to the Company’s 2011 Annual Meeting of Stockholders, if the Company is not provided notice of a stockholder proposal, which has not been timely submitted, for inclusion in the Company’s proxy statement by February 19, 2011 the Company will be permitted to use its discretionary voting authority as outlined above.

OTHER MATTERS

So far as now known, there is no business other than that described above to be presented for action by the stockholders at the Annual Meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the Annual Meeting or any adjournment thereof, in accordance with the discretion of the persons named therein.

ANNUAL REPORT

The Company has sent, or is concurrently sending, to all of its stockholders of record as of March 19, 2010 a copy of its Annual Report for the fiscal year ended December 31, 2009. Such report contains the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2009.

By Order of the Board of Directors,

Seth R. Horowitz
Secretary

Dated:             Melville, New York
April 5, 2010

The Company will furnish a free copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (without exhibits) to all of its stockholders of record as of March 19, 2010 who will make a written request to Mr. James Weber, Chief Financial Officer, FalconStor Software, Inc., 2 Huntington Quadrangle, Suite 2S01, Melville, New York 11747.

Exhibit A

FALCONSTOR SOFTWARE, INC., 2010 OUTSIDE

DIRECTORS EQUITY COMPENSATION PLAN

(1)
Purpose.  The FalconStor Software, Inc. 2010 Outside Directors Equity Compensation Plan (the “Plan”) is established effective as of the 25th day of March, 2010, (the “Effective Date”) to create additional incentive for the non employee directors of FalconStor Software, Inc., a Delaware corporation, and any successor corporation thereto (collectively referred to as the “Company”) to promote the financial success and progress of the Company and any present or future parent and/or subsidiary corporations of the Company.  For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

(2)
Administration.  The Plan shall be administered by the Board of Directors of the Company (the “Board”) and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board.  Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time subject to the terms of the Plan and any applicable limitations imposed by law.  The Board shall have no authority, discretion or power to select the non-employee directors of the Company who will receive options or be granted shares of restricted stock under the Plan, to set the exercise price of the options granted under the Plan, to determine the number of shares of common stock to be granted under option or the time at which such options are to be granted, to establish the duration of option grants, to determine the number of shares of restricted stock to be granted or the time at which such shares of restricted stock are to be granted or to alter other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan.  All questions of interpretation of the Plan, of any options granted under the Plan (an “Option”) or of any restricted stock granted under the plan (“Restricted Stock” and together with the Options, an “Award”) shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Award.  Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

(3)
Eligibility and Type of Awards.  Awards may be granted only to directors of the Company who, at the time of such grant, are not employees of the Company or of any parent or subsidiary corporation of the Company (“Outside Directors”) or who had served as an Outside Director within 12 months of the date of grant and who are serving as a consultant to the Company as of the date of the grant.  Options granted to Outside Directors shall be nonqualified stock options; that is, options that are not treated as having been granted under section 422(b) of the Code.  A person granted an Option is hereinafter referred to as an “Optionee”.  A person granted Restricted Stock is hereinafter referred to as a “Grantee” (and together with the Optionees, the “Participants”).  Notwithstanding anything contained herein, no Participant may take any action that is prohibited by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Securities and Exchange Commission or any other agency thereunder.

(4)
Shares Subject to Awards.  Options shall be for the purchase of shares of authorized but unissued common stock or treasury shares of common stock of the Company (the “Stock”), subject to adjustment as provided in paragraph 8 below.  The maximum number of shares of Stock which may be issued or granted under the Plan shall be Four Hundred Thousand (400,000) shares.  Should any Option or share of Restricted Stock expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option or share of Restricted Stock be reduced for any reason, the shares of Stock theretofore subject to such Option or share of Restricted Stock may be subject to future Options or shares of Restricted Stock under the Plan.

(5)
Terms, Conditions and Form of Options.  Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Stock covered thereby, in substantially the form attached hereto as Exhibit A (the “Option Agreement”), which written agreement may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

a.
Option Exercise Price.  The exercise price per share of Stock subject to an Option shall be the fair market value of a share of the Stock on the close of business on the date of the granting of the Option as reported on the Nasdaq Global Market.  To the extent that the Stock of the Company is not listed on the Nasdaq Global Market but is listed on a securities exchange other than the Nasdaq Global Market, the fair market value per share of Stock shall be the closing price on such exchange on the date of granting of the Option.  If the Stock of the Company is not listed on the Nasdaq Global Market or another exchange, fair market value shall be the mean between the closing bid and asked prices of publicly traded shares of Stock in the over the counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Board of Directors in a manner consistent with the provisions of the Code.  If the date of the granting of an Option does not fall on a day on which the Stock of the Company is trading on the Nasdaq Global Market, other securities exchange or the over the counter market, the date on which the Option exercise price shall be established shall be the last day on which the Stock of the Company was so traded prior to the date of the granting Option.

b.
Exercise Period and Exercisability of Options.  An Option granted pursuant to the Plan shall be exercisable for a term of ten years.  Options granted pursuant to the Plan shall first become exercisable on the day (the “Initial Vesting Date”) which is one year from the date on which the Option was granted.  The Option shall first be exercisable on and after the Initial Vesting Date and prior to termination of the Option in an amount equal to the number of Option Shares multiplied by the Vested Ratio (as hereinafter defined) as set forth below, less the number of shares previously acquired upon exercise of any portion of the Option.

The “Vested Ratio” shall mean, on any relevant date, except as otherwise provided herein, the ratio determined as follows:

		Vested Ratio
(i)	Prior to Initial Vesting Date:	0

	On Initial Vesting Date, provided the Optionee’s Service has not terminated prior to such date:	1/3

Plus

(ii)	For each full year of the Optionee’s continuous Service from the Initial Vesting Date until the Vested Ratio equals 1/1, an additional:	1/3

For purposes of the Plan, “Service” shall mean the Optionee’s service with the Company or a parent or subsidiary corporation of the Company, whether in the capacity of an employee, a director or a consultant.  The Optionee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Company or a parent or subsidiary corporation of the Company, provided that there is no interruption or termination of the Optionee’s Service.

c.
Termination of Optionee.  In the event of an Optionee’s termination of Service for any reason other than as a result of death or disability of the Optionee, or as otherwise determined by the Board, in which case all  Options that have become vested will remain exercisable for the earlier of 36 months or the expiration date of the Options, all Options that have not become vested and exercisable as of the date of such cessation of Service shall be forfeited and to the extent that such Options have become vested and exercisable as of such date, such Options must be exercised, if at all, within ninety (90) days after the Optionee’s termination of Service, after which time such Options shall automatically terminate; provided, however, in the event an Optionee ceases being a director because the Optionee’s Service was terminated for cause, all Options granted hereunder (whether vested or unvested) shall terminate immediately.

d.
Payment of Option Exercise.  Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of an Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), (iii) by the delivery to the Company of shares of Stock which have been owned by the holder of the Option for more than six months and which have an aggregate value equal to such exercise price, or (iv) by any combination thereof.  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedure for the exercise of Options by means of an assignment of the proceeds of a sale of some or all the shares of Stock to be acquired upon such exercise or the delivery of previously owned shares of Stock.

e.
Transfer of Control.  Notwithstanding any provision in this Plan, in the event there is a Change in Control (as defined below), all unvested Options shall immediately vest. The Company may, in its sole discretion also determine that, upon the occurrence of a Change in Control, each outstanding Option (whether vested or unvested) shall terminate within a specified number of days after notice to the Participant, and each such Participant shall receive, with respect to each such Option, an amount in cash per Option (whether vested or unvested) then held, which is the difference between the full exercise price of each such Option and the greatest of (i) the average price per share paid in connection with the Change in Control if such control was acquired by the payment of cash or the then fair market value of the consideration paid for such shares if such control was acquired for consideration other than cash, (ii) the price per share paid in connection with any tender offer for shares of the Company’s Common Stock leading to a Change in Control, or (iii) the mean between the high and low selling price of such stock on the Nasdaq Global Market or other market on which the Company’s Common Stock is then traded on the date of the Change in Control.

For purposes of the Plan, a Change in Control shall be deemed to have occurred if:

An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of (1) the then-outstanding shares of common stock of the Company (or any other securities into which such shares of common stock are changed or for which such shares of common stock are exchanged) (the “Shares”) or (2) the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this paragraph (i), the acquisition of Shares or Voting Securities in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (a) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (b) the Company or any Related Entity, or (c) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

The individuals who, as of the Effective Date, are members of the board of directors of the Company (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the board of directors of the Company or, following a Merger (as hereinafter defined), the board of directors of (x) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”) or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; provided, however, that, if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered a member of the Incumbent Board; and provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of the Company (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

The consummation of:

1.
A merger, consolidation or reorganization (1) with or into the Company or (2) in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.”  A “Non-Control Transaction” shall mean a Merger in which:

a.
the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

b.
the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

c.
(no Person other than (1) the Company, (2) any Related Entity, or (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to the Merger had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Shares or Voting Securities, has Beneficial Ownership, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by a Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

2.	A complete liquidation or dissolution of the Company; or

3.
The sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity, (y) a transfer under conditions that would constitute a Non-Control Transaction, with the disposition of assets being regarded as a Merger for this purpose or (z) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; provided, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company and, after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

f.	Stockholder Approval. No Option may be granted pursuant to the Plan prior to obtaining stockholder approval of the Plan.

g.	Transferability of Options.

Except as provided in paragraph 5(g)(ii), an Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee’s guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution or as otherwise required by law.

Notwithstanding the foregoing, with the consent of the Board, in its sole discretion, an Optionee may transfer all or a portion of the Option to: (i) an Immediate Family Member (as defined below), (ii) a trust for the exclusive benefit of the Optionee and/or one or more Immediate Family Members, (iii) a partnership in which the Optionee and/or one or more Immediate Family Members are the only partners, or (iv) such other person or entity as the Board may permit (individually, a “Permitted Transferee”). For purposes of this paragraph 5(g)(ii) “Immediate Family Members” shall mean the Optionee’s spouse, former spouse, children or grandchildren, whether natural or adopted.  As a condition to such transfer, each Permitted Transferee to whom the Option or any interest therein is transferred shall agree in writing (in a form satisfactory to the Company) to be bound by all of the terms and conditions of the Option Agreement evidencing such Option and any additional restrictions or conditions as the Company may require.  Following the transfer of an Option, the term “Optionee” shall refer to the Permitted Transferee, except that, with respect to any requirements of continued Service or provision for the Company’s tax withholding obligations, such term shall refer to the original Optionee.  The Company shall have no obligation to notify a Permitted Transferee of any termination of the transferred Option, including an early termination resulting from the termination of Service of the Original Optionee.  A Permitted Transferee shall be prohibited from making a subsequent transfer of a transferred Option except to the original Optionee or to another permitted Transferee or as provided in paragraph 5(g)(i).

h.
Re-Pricing of Options / Replacement Options.  The Company shall not re-price any Options or issue any replacement Options unless the Option re-pricing or Option replacement shall have been approved by the holders of a majority of the outstanding shares of the Company.

i.	Time for Granting Options. All Options shall be granted, if at all, within three years from the Effective Date.

(6)
Terms and Conditions of Restricted Stock:  Restricted Stock awarded pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Restricted Stock covered thereby, in substantially the form attached hereto in Exhibit B (the “Restricted Stock Agreement”).  Grants of Restricted Stock shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of Restricted Stock upon a Change in Control), not inconsistent with the terms of the Plan, as the Board shall deem desirable:

a.	Grant and Vesting. The Restricted Stock shall be granted at such time as is determined by the Board. Such Restricted Stock shall have the same Vested Ratio as is provided under Section 5(b) hereto.

b.
Grantee Rights.  A Grantee shall have no rights to an award of Restricted Stock unless and until Grantee accepts the award within the period prescribed by the Board.  After acceptance and issuance of a certificate or certificates, as provided for below, the Grantee shall have the rights of a stockholder with respect to Restricted Stock subject to the non-transferability and forfeiture restrictions described in Section 6(e) below.

c.
Issuance of Certificates.  The Company shall issue, in the Grantee’s name, a certificate or certificates for the shares of Restricted Stock associated with the award promptly after the Grantee accepts such award.

d.
Delivery of Certificates.  Unless otherwise provided, any certificate or certificates issued evidencing shares of Restricted Stock shall not be delivered to the Grantee until such shares are free of any restrictions specified by the Board at the time of grant.

e.
Forfeitability, Non-Transferability of Restricted Stock.  Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied.  Shares of Restricted Stock are not transferable until the date on which the Board has specified such restrictions have lapsed.  Unless otherwise provided by the Board at or after grant, distributions in the form of dividends or otherwise of additional shares or property in respect of shares of Restricted Stock shall be subject to the same restrictions as such shares of Restricted Stock.

f.	Transfer of Control. Upon the occurrence of a Change in Control as defined in Section 5(e), all outstanding shares of Restricted Stock shall immediately vest.

g.
Termination of Grantee.  In the event the Grantee ceases to be an Outside Director or otherwise associated with the Company for any other reason, all shares of Restricted Stock theretofore awarded to him which are still subject to restrictions shall be forfeited and the Company shall have the right to complete a blank stock power.  The Board may provide (on or after grant) that restrictions or forfeiture conditions relating to shares of Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes, and the Board may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

(7)
Authority to Vary Terms.  The Board shall have the authority from time to time to vary the terms of the Option and Restricted Stock Agreements either in connection with the grant of an individual Option or Restricted Stock or in connection with the authorization of a new standard form or forms of Awards; provided, however, that the terms and conditions of such revised or amended standard form or forms of stock option agreement shall be in accordance with the terms of the Plan.  Such authority shall include, but not be limited to, the authority to grant Options which are immediately exercisable subject to the Company’s right to repurchase any unvested shares of Stock acquired by the Participant on exercise of an Option in the event such Participant’s service as director of the Company is terminated for any reason.

(8)
Effect of Change in Stock Subject to Plan.  Appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan, the number of shares to be granted under the Plan and to any outstanding Options or shares of Restricted Stock and in the Option exercise price of any outstanding Options in the event of a stock dividend, stock split, recapitalization, reverse stock split, combination, reclassification, or like change in the capital structure of the Company.

(9)
Termination or Amendment of Plan.  The Board, including any duly appointed committee of the Board, may terminate or amend the Plan at any time; provided, however, that without the approval of the stockholders of the Company, there shall be no increase in the total number of shares of Stock covered by the Plan (except by operation of the provisions of paragraph 8 above).  In any event, no amendment may adversely affect any then outstanding Option, or any unexercised portion thereof, without the consent of the Participant.  It is the intention of the Board that the Plan comply strictly with the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder (the “Section 409A Rules”) and the Board shall exercise its discretion in granting awards hereunder (and the terms of such awards), accordingly.  The Plan and any grant of an award hereunder may be amended from time to time (without, in the case of an award, the consent of the Participant) as may be necessary or appropriate to comply with the Section 409A Rules.

(10)	Taxes.

a.
The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options or Restricted Stock granted under the Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters.

b.
If any Grantee, in connection with the acquisition of Restricted Stock, makes the election permitted under Section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Grantee shall notify the Company of the election with the Internal Revenue Service pursuant to regulations issued under the authority of Code Section 83(b).

(11)
Government Regulations.  The Plan, and the grant and exercise of Options or Restricted Stock hereunder, and the obligation of the Company to sell and deliver shares under such Options and Restricted Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

(12)	General Provisions.

a.
Certificates.  All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Board may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

b.
Employment Matters.  Neither the adoption of the Plan nor any grant or award under the Plan shall confer upon any Participant who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the service of any of its directors at any time.

c.
Limitation of Liability.  No member of the Board, or any officer or employee of the Company acting on behalf of the Board, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

d.
Registration of Stock.  Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act of 1933, as amended, and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States.  The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option, although the Company may in its sole discretion register such Stock at such time as the Company shall determine.  If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Board may also give appropriate stop transfer instructions with respect to such Stock to the Company’s transfer agent.

13.
Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.